As filed with the Securities and Exchange Commission on November 1, 2002

                                       Investment Company Act File No. 811-10241

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM N-1A


         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 2

                               CCM Advisors Funds

           ---------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)

         190 South LaSalle Street, Suite 2800, Chicago, Illinois       60603
         -------------------------------------------- ----------     ---------
              (Address of Principal Executive Offices)                (Zip Code)

         Registrant's Telephone Number, including Area Code       (312) 444-6200

Name and Address of Agent for Service:           Copies to:

Douglas D. Peabody                               Alan Goldberg, Esq.
CCM Advisors, LLC                                Bell Boyd & Lloyd LLC
190 South LaSalle Street, Suite 2800             Three First National Plaza
Chicago, Illinois 60603                          70 West Madison St., Suite 3300
                                                 Chicago, Illinois 60602


                                EXPLANATORY NOTE

This Registration Statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.
Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C none of which is to be used or distributed as a stand alone document.




                               CCM ADVISORS FUNDS

                 LIMITED MATURITY FIXED INCOME MASTER PORTFOLIO
                   FULL MATURITY FIXED INCOME MASTER PORTFOLIO
                       DIVERSIFIED EQUITY MASTER PORTFOLIO
                            BALANCED MASTER PORTFOLIO
                       U.S. GROWTH EQUITY MASTER PORTFOLIO
                   INTERNATIONAL CORE EQUITY MASTER PORTFOLIO
                  U.S. GOVERNMENT MONEY MARKET MASTER PORTFOLIO



                               PART A - Prospectus

                                November 1, 2002

     Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

INTRODUCTION

     The seven series of CCM Advisors Funds (the "Trust") are referred to collectively as the "Portfolios." Throughout this Registration Statement, information concerning the Portfolios is incorporated by reference to the statement of additional information ("SAI") contained in the Registration Statement on Form N-1A relating to shares of the respective feeder funds that invest or intend to invest all of their assets in such Portfolios (each a "Feeder Fund") as follows:


------------------------------------ ------------------------------------ ----------------------------------
               Portfolio                          Feeder Fund                  Registration Statement
------------------------------------ ------------------------------------ ----------------------------------
Limited Maturity Fixed Income Master AHA Limited Maturity Fixed Income    AHA Investment Funds, Inc.
Portfolio                            Fund                                 1933 Act File No. 033-21969
                                                                          1940 Act File No. 811-05534
                                                                          CIK 0000831957
------------------------------------ ------------------------------------ ----------------------------------
Full Maturity Fixed Income Master    AHA Full Maturity Fixed Income Fund  AHA Investment Funds, Inc.
Portfolio                                                                 1933 Act File No. 033-21969
                                                                          1940 Act File No. 811-05534
                                                                          CIK 0000831957
------------------------------------ ------------------------------------ ----------------------------------
Diversified Equity Master Portfolio  AHA Diversified Equity Fund          AHA Investment Funds, Inc.
                                                                          1933 Act File No. 033-21969
                                                                          1940 Act File No. 811-05534
                                                                          CIK 0000831957
------------------------------------ ------------------------------------ ----------------------------------
Balanced Master Portfolio            AHA Balanced Fund                    AHA Investment Funds, Inc.
                                                                          1933 Act File No. 033-21969
                                                                          1940 Act File No. 811-05534
                                                                          CIK 0000831957
------------------------------------ ------------------------------------ ----------------------------------
U.S. Growth Equity Master Portfolio  AHA U.S. Growth Equity Fund          AHA Investment Funds, Inc.
                                                                          1933 Act File No. 033-21969
                                                                          1940 Act File No. 811-05534
                                                                          CIK 0000831957
------------------------------------ ------------------------------------ ----------------------------------
International Core Equity Master     AHA International Core Equity Fund   AHA Investment Funds, Inc.
Portfolio                                                                 1933 Act File No. 033-21969
                                                                          1940 Act File No. 811-05534
                                                                          CIK 0000831957
                                     CCMA Select International Core
                                     Equity Fund                          CCMA Select Investment Trust
                                                                          1933 Act File No. 333-67666
                                                                          1940 Act File No. 811-10441
                                                                          CIK 0001141664
------------------------------------ ------------------------------------ ----------------------------------
U.S. Government Money Market Master
Portfolio*
------------------------------------ -------------------------------------- ----------------------------------

* As of the date of this prospectus, no Feeder Fund anticipates investing all of its investable assets in the U.S. Government Money Market Master Portfolio.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL STRATEGIES AND RELATED RISKS.

LIMITED MATURITY FIXED INCOME MASTER PORTFOLIO

     Investment Objective

     The Portfolio seeks to provide a high level of current income, consistent with the preservation of capital and liquidity.

     Principal Investment Strategy

     Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes (at market value at the time of purchase) in: (i) fixed income securities that the U.S. Government, its agents or instrumentalities issue or guarantee, and (ii) money market instruments and non-convertible fixed income securities of other issuers having one of the three highest ratings of either Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Corporation, a division of The McGraw-Hill Companies ("S&P").

     The dollar-weighted average maturity of the Portfolio is normally less than three years. In no event will the dollar-weighted average maturity of the Portfolio exceed five years. There is no limit on the maturities of individual securities. The Portfolio's Investment Manager determines which securities to purchase or sell and adjusts the Portfolio's average maturity based upon a variety of factors aimed at controlling risk while seeking to capture market opportunities. These factors include an analysis of interest rates and yields, the quality of particular securities, and the comparative risks and returns of alternative investments.

     The Portfolio's Investment Manager may sell a security if the security's creditworthiness or rating has deteriorated. However, as long as a security continues to meet the Portfolio's other criteria, the Portfolio's Investment Manager is not required to sell a security if the security's rating or credit quality deteriorates after its purchase.

     Principal Investment Risks

     o    Credit Risk

     o    Interest Rate Risk

     o    Prepayment Risk

     o    Management Risk

For a description of these risks, see "Principal Risk Considerations."

FULL MATURITY FIXED INCOME MASTER PORTFOLIO

     Investment Objective

     The Portfolio seeks to provide the highest level of income consistent with long-term preservation of capital.

     Principal Investment Strategy

     The Portfolio uses multiple Investment Managers that each use distinct investment strategies to achieve the Portfolio's investment objective. Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes (at market value at the time of purchase) in: (i) fixed income securities that the U.S. Government, its agents or instrumentalities issue or guarantee, and (ii) money market instruments and non-convertible fixed income securities of other issuers having one of the three highest ratings of Moody's or S&P. The Portfolio may invest up to 20% of its total assets in securities that Moody's rates Baa or S&P rates BBB or which, if not rated, the Portfolio's Investment Managers determine are of comparable quality.

     The Portfolio has no minimum or maximum maturity for the securities it may purchase. The Portfolio's Investment Managers may vary the average maturity of the Portfolio's assets substantially and make buy and sell decisions based upon their individual analysis of prevailing interest rates and yields, the quality and value of particular securities, and the comparative risks and returns of alternative investments.

     The Portfolio's Investment Managers may sell a portfolio holding if the security's creditworthiness or rating has deteriorated. However, as long as a security continues to meet the Portfolio's other criteria, the Portfolio's Investment Manager is not required to sell a security if the security's rating or credit quality deteriorates after its purchase.

     Principal Investment Risks

     o    Credit Risk

     o    Interest Rate Risk

     o    Prepayment Risk

     o    Management Risk

For a description of these risks, see "Principal Risk Considerations."

BALANCED MASTER PORTFOLIO

     Investment Objective

     The Portfolio seeks to provide a combination of growth of capital and income.

     Principal Investment Strategy

     The Portfolio uses multiple Investment Managers to obtain expertise in both the equity and fixed-income markets to achieve the Portfolio's investment objective. Under normal circumstances, the Portfolio invests no more than 75% of its net assets (at market value at time of purchase) in common stocks that the Portfolio's Investment Managers believe offer long-term growth and/or income potential and at least 25% of its net assets in fixed income securities, some of which may be convertible into common stocks. Fixed income investments may include U.S. Government Securities, non-convertible debt of "investment grade" quality (e.g., that Moody's has rated Baa or higher or S&P has rated BBB or higher) and money market instruments. The Portfolio has no restrictions on market capitalization.


     The Portfolio's Investment Managers pursue the Portfolio's objectives in a way that seeks to reduce the magnitude and rapidity of short term movements in the net asset value of its shares. For the fixed income portion of the Portfolio, the Portfolio's Investment Managers may vary the average maturity of the Portfolio's assets substantially and make buy and sell decisions based upon their individual analysis of prevailing interest rates and yields, the quality and value of particular securities, and the comparative risks and returns of alternative investments. The Portfolio has no restrictions concerning the minimum or maximum maturity of its fixed income investments.

     For the equity portion of the Portfolio, the investment strategies of the Portfolio's Investment Managers will differ, but typically will emphasize securities that have one or more of the following characteristics:

     o prices they believe are significantly below the intrinsic value of the company;

     o    favorable prospects for earnings growth;

     o    above average return on equity and dividend yield; and

     o    sound overall financial condition of the issuer.

     An Investment Manager may determine to sell a security when its target value is realized, its earnings deteriorate, changing circumstances affect the original reasons for a security's purchase, or more attractive investment alternatives are identified.

     Principal Investment Risks

     o    Market Risk

     o    Credit Risk

     o    Interest Rate Risk

     o    Prepayment Risk

     o    Management Risk

For a description of these risks, see "Principal Risk Considerations."

DIVERSIFIED EQUITY MASTER PORTFOLIO

     Investment Objective

     The Portfolio seeks to provide long-term capital growth.

     Principal Investment Strategy

     The Portfolio uses multiple Investment Managers that each use distinct investment styles and research techniques to achieve the Portfolio's investment objective. Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes (at market value at time of investment) in common stocks that are diversified among various industries and market sectors. The Portfolio may also invest up to 20% of its net assets at the time of purchase in fixed income securities, including money market instruments, having one of the three highest ratings of Moody's or S&P. The Portfolio has no restrictions on market capitalization.

     The investment strategies of the Portfolio's Investment Managers will differ, but typically will emphasize securities that have one or more of the following characteristics:

     o prices they believe to be significantly below the intrinsic value of the company;

     o    favorable prospects for earnings growth;

     o    above average return on equity and dividend yield; and

     o    sound overall financial condition of the issuer.

     An Investment Manager may determine to sell a security when its target value is realized, its earnings deteriorate, changing circumstances affect the original reasons for a security's purchase, or more attractive investment alternatives are identified.

     Principal Investment Risks

     o    Market Risk

     o    Credit Risk

     o    Interest Rate Risk

     o    Prepayment Risk

     o    Management Risk

For a description of these risks, see "Principal Risk Considerations."

U.S. GROWTH EQUITY MASTER PORTFOLIO

     Investment Objective

     The Portfolio seeks long-term capital appreciation.

     Principal Investment Strategies

     Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes (at market value at time of purchase) in the common stocks of U.S. issuers, but may also invest up to 10% of its net assets at the time of purchase in the common stocks of non-U.S. companies. The Portfolio may also invest up to 20% of its net assets at the time of purchase in fixed income securities, including money market instruments, having one of the three highest ratings of Moody's or S&P.

     The Portfolio typically will invest in a security of a company that has one or more of the following characteristics:

     o a market capitalization of at least $5 billion at the time of investment;

     o superior earnings growth prospects (relative to companies in the same industry or the market as a whole);

     o    high profitability;

     o    superior management; and

     o    sustainable competitive advantage.

     The Investment Manager may determine to sell a security when its target value is realized, its earnings deteriorate, changing circumstances affect the original reasons for a security's purchase, or more attractive investment alternatives are identified.

     Principal Investment Risks

     o    Market Risk

     o    Growth Securities Risk

     o    Credit Risk

     o    Interest Rate Risk

     o    Prepayment Risk

     o    Foreign Securities Risk

     o    Management Risk

For a description of these risks, see "Principal Risk Considerations."

INTERNATIONAL CORE EQUITY MASTER PORTFOLIO

     Investment Objective

     The Portfolio seeks to provide long-term capital appreciation.

     Principal Investment Strategy

     Under normal circumstances, the Portfolio invests at least 80% of its net assets plus the amount of any borrowings for investment purposes (at market value at time of purchase) in the common stock and depository receipts of foreign issuers domiciled in developed countries within Europe, Australia and the Far East. The Portfolio also may invest up to 20% of its net assets in fixed income securities, including money market instruments, having one of the three highest ratings of Moody's or S&P.

     The Portfolio buys and sells foreign currencies to enable it to purchase and sell securities in markets outside the U.S. The Portfolio may use other hedging strategies, including those that employ futures and options, to gain or reduce exposure to particular markets. These strategies, commonly called derivatives, involve the use of financial instruments the values of which depend on, or are derived from, the value of an underlying security, index or currency. Although the Portfolio may engage in foreign currency hedge transactions to help reduce risk, those transactions may not be effective or appropriate in particular situations, nor will they protect against declines in security values.

     The Portfolio typically will invest in the securities of a company that the Investment Manager believes has one or more of the following characteristics:

     o    a leader in its industry on a global, regional or local basis;

     o consistent and superior earnings growth (relative to companies in the same industry or the market as a whole);

     o    high profitability;

     o    superior management; and

     o    sustainable competitive advantage.

     The Investment Manager may determine to sell a security when its target value is realized, its earnings deteriorate, changing circumstances affect the original reasons for a security's purchase, or it identifies more attractive investment alternatives.

     Principal Investment Risks

     o    Market Risk

     o    Foreign Securities Risk

     o    Currency Risk

     o    Credit Risk

     o    Interest Rate Risk

     o    Prepayment Risk

     o    Hedging Risk

     o    Management Risk

For a description of these risks, see "Principal Risk Considerations."

PRINCIPAL RISK CONSIDERATIONS

     There is no guarantee that a Portfolio will be able to achieve its investment objective. An interestholder may lose money by investing in any of the Portfolios.

     The principal risks of investing in the various Portfolios described above are summarized in the chart below.


----------------------- ------------ ----------- ----------- -------------- --------- ----------------
                          Limited    Full
                         Maturity    Maturity                                 U.S.
                           Fixed     Fixed                    Diversified    Growth    International
                          Income       Income     Balanced      Equity       Equity     Core Equity
----------------------- ------------ ----------- ----------- -------------- --------- ----------------
Credit Risk                  X           X           X             X           X             X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------
Currency Risk                                                                                X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------
Foreign Securities Risk                                                        X             X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------
Growth Securities Risk                                                         X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------
Hedging Risk                                                                                 X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------
Interest Rate Risk           X           X           X             X           X             X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------

                                       7

Management Risk              X           X           X             X           X             X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------
Market Risk                                          X             X           X             X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------
Prepayment Risk              X           X           X             X           X             X
----------------------- ------------ ----------- ----------- -------------- --------- ----------------



     Credit Risk - The risk that the issuer or the guarantor of a fixed income security or the counterparty to a derivative contract, repurchase agreement or loan of a security may not be able to meet its principal and/or interest payment obligations or otherwise to honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in their credit ratings.

     Currency Risk - The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies will negatively affect the values of the Portfolio's non-U.S. investments. The exchange rates between foreign currencies and the U.S. dollar fluctuate daily for many reasons, including changes in interest rates, currency controls or adverse political or economic developments.

     Foreign Securities Risk - The risk that the prices of foreign securities, including depository receipts that trade on U.S. markets, may be more volatile than securities of U.S. issuers or securities that trade exclusively on U.S. markets due to limited availability of public information concerning foreign issuers, less securities regulation, less liquidity, exchange controls or exchange rate fluctuation, less favorable tax provisions, restrictions on currency transfer, expropriation, limits on repatriation of capital or other adverse political or economic developments. To the extent that a Portfolio focuses its investments in a particular currency or narrowly defined area, such as the Pacific Rim, it generally will have more exposure to regional economic risks associated with foreign investments because companies in those areas may share common characteristics and often are subject to similar business risks and regulatory burdens, and their securities may react similarly to economic, market, political or other developments.

     Growth Securities Risk - The risk that an investment in the equity securities of the companies that the Investment Manager believes will experience relatively rapid earnings growth may be volatile. The values of growth securities may be more sensitive to changes in current or expected earnings than the values of other securities. Growth stocks may not perform as well as other asset types during given periods.

     Hedging Risk - The risk that downward price changes in a security may result in a loss greater than the Portfolio's investment in the security. This risk exists through the use of certain securities or techniques (e.g., derivative securities or purchases on margin) that tend to magnify changes in an index or market.

     Interest Rate Risk - The risk that changing interest rates may adversely affect the value of an investment. With fixed-rate securities, an increase in prevailing interest rates typically causes the value of those securities to fall. Changes in interest rates will affect the value of longer-term fixed income securities more than shorter-term securities and lower quality securities more than higher quality securities.

     Management  Risk  -  The  risk  that  the  Investment   Managers'  security
selections and other investment decisions might produce losses or cause the Portfolio to underperform when compared to other funds with similar investment goals. The Investment Managers' ability to choose suitable investments has a significant impact on each Portfolio's ability to achieve its investment objective. The Portfolios described above, with the exception of the Limited Maturity Fixed Income Master Portfolio, U.S. Growth Equity Master Portfolio and International Core Equity Master Portfolio use multiple Investment Managers. The use of multiple Investment Managers may also cause a high level of portfolio turnover, resulting in higher brokerage expenses and increased tax liability from the Portfolio's realization of capital gains.

     Market Risk - The risk that the value of securities will rise and fall due to factors affecting securities' markets. Market risk may affect a single issuer, a section of the economy or the market as a whole. Equity securities generally have greater price volatility in response to company, market, economic or other news than fixed income securities.

     Prepayment Risk - The risk that issuers will prepay fixed-rate obligations when interest rates fall, forcing a Portfolio to re-invest in obligations with lower interest rates than the original obligations.

MONEY MARKET PORTFOLIO

     Investment Objective

     The Money Market Portfolio seeks to provide as high a level of current income from government obligations as is consistent with the preservation of capital and maintenance of liquidity.

     Principal Investment Strategy

     The Money Market Portfolio seeks to maintain a stable net asset value of $1.00 per share and to maintain a dollar-weighted average maturity of 90 days or less. The Money Market Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in securities with maturities of 397 days or less, consisting of short-term debt securities issued by the U.S. Government, its agencies or instrumentalities and repurchase agreements backed by those securities.

     Short-term debt securities issued by the U.S. Government include Treasury Bills, notes and securities issued by U.S. Government agencies such as the
Federal National Mortgage Association. Interest and principal payments of securities issued or guaranteed by some U.S. Government agencies or instrumentalities may not be backed by the full faith and credit of the U.S. Government.

     The Money Market Portfolio invests in high-quality, U.S. dollar-denominated short-term money market instruments that the Money Market Portfolio's Investment Manager has determined are eligible for purchase and present minimal credit risk, pursuant to procedures adopted by the Board of Trustees of the Trust (the "Board of Trustees") and under supervision by CCM Advisors LLC ("CCM Advisors") and the Board of Trustees. To be considered high quality, a security generally must be rated in one of the two highest credit-quality categories for short-term securities, by at least two of nationally recognized rating services (or by one, if only one rating service has rated the security). Money market instruments (also known as cash investments) usually have a maturity of 13 months or less, and can pay a fixed, variable, or floating rate of interest.

     Principal Investment Risks

     Because of the types of securities that the Money Market Portfolio invests in and their short-term nature, the level of risk associated with the Money Market Portfolio is lower than most other types of mutual funds. However, an investment in the Money Market Portfolio involves the following risks:

     Income Risk. The risk that falling interest rates will cause the Money Market Portfolio's income to decline. Interestholders should expect the Money Market Portfolio's monthly income to fluctuate.

     Credit Risk. The risk that the issuer or the guarantor of a fixed income security, or a counterparty to a repurchase agreement may not be able to meet its principal and/or interest payment obligations or otherwise to honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in their credit ratings.

     Management Risk. The risk that the security selections and other investment decisions by the Investment Manager of the Money Market Portfolio might produce losses or cause the Money Market Portfolio to underperform when compared to other funds with similar investment goals. The Investment Manager's ability to choose suitable investments has a significant impact on the Money Market Portfolio's ability to achieve its investment objective.

     An investment in the Money Market Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Money Market Portfolio seeks to maintain the value of an interestholder's investment at $1.00 per share, it is possible to lose money by investing in the Money Market Portfolio.

ADDITIONAL INFORMATION ABOUT PORTFOLIO INVESTMENTS

     The investment objective of each Portfolio is not fundamental and may be changed by the Board of Trustees without interestholder approval.

     Temporary Defensive Investments

     During periods of adverse market or economic conditions, the Balanced Master Portfolio, Diversified Equity Master Portfolio, U.S. Growth Equity Master Portfolio and International Core Equity Master Portfolio may temporarily invest all or a substantial portion of their assets in fixed income securities and money market instruments having one of the three highest ratings of Moody's or S&P, or may hold cash. Such a defensive position may prevent the Portfolio from meeting its investment objectives.

     Portfolio Turnover

     There are no limits on portfolio turnover. Turnover may vary significantly from year to year. It is estimated that the portfolio turnover rates of the Limited Maturity Fixed Income Master Portfolio and the Full Maturity Fixed Income Master Portfolio will not exceed 350%. The turnover rates of these Portfolios reflect the effect of their policies to alter their maturity structures in response to market conditions. It is estimated that the turnover rate for the fixed income segment of the Balanced Master Portfolio will not exceed 200%, and its equity segment will not exceed 150%. The Balanced Master Portfolio's assets may be shifted between fixed income and equity securities, but it is estimated that overall portfolio turnover rate of this Portfolio will not exceed 200%. It is estimated that the portfolio turnover rate of the U.S. Growth Equity Master Portfolio, the International Core Equity Master Portfolio and the Diversified Equity Master Portfolio will not exceed 150%. Portfolio turnover may produce capital gains or losses that result in tax consequences for interestholders. Portfolio turnover also increases transaction expenses, which reduce a Portfolio's return.

     Portfolio Name

     Each of the Limited Maturity Fixed Income Master Portfolio, Full Maturity Fixed Income Master Portfolio, Diversified Equity Master Portfolio, U.S. Growth Equity Master Portfolio, International Core Equity Master Portfolio and the U.S. Government Money Market Master Portfolio has adopted a policy to invest, under normal circumstances, at least 80% of its net assets in a particular type of investment as suggested by the Portfolio's name.. Each Portfolio will notify its interestholders at least 60 days prior to any change in such policy.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

     CCM Advisors serves as each Portfolio's investment adviser. Subject to the supervision of the Board of Trustees, CCM Advisors is responsible for overseeing the day-to-day operations and business affairs of each Portfolio, including monitoring the performance of each Portfolio's Investment Manager(s). CCM Advisors' principal office is located at 190 South LaSalle Street, Suite 2800, Chicago, Illinois.

     CCM Advisors is majority-owned by Convergent Capital Management Inc. ("CCM"). CCM is a holding company that owns and maintains ownership interests (including majority ownership interests) in asset management firms. CCM does not provide investment advisory or related services to its affiliates, each of which operate independently of CCM, or to any clients of its affiliates. As of September 30, 2002, CCM affiliated firms managed assets for clients in excess of $16 billion.

     CCM Advisors provides all executive, administrative, clerical and other personnel necessary to operate the Portfolios and pays the salaries and other costs of employing all of those persons. CCM Advisors furnishes the

Portfolios with office space, facilities, and equipment and pays the day-to-day expenses related to the operation and maintenance of such office space, facilities and equipment. Except for those expenses that CCM Advisors assumes, including those noted above, the Portfolios pay for all of their own expenses.

     Each Portfolio pays a management fee to CCM Advisors determined as a percentage of average daily net assets. The fee is accrued daily and paid monthly. Out of the advisory fees that it receives from each Portfolio, CCM Advisors pays each Portfolio's Investment Manager(s) for their sub-advisory services. The following chart shows the rate of investment advisory fees payable to CCM Advisors by each Portfolio as a percentage of the Portfolio's average daily net assets:

         Limited Maturity Fixed Income Master Portfolio                0.50%

         Full Maturity Fixed Income Master Portfolio                   0.50%

         Balanced Master Portfolio                                     0.75%

         Diversified Equity Master Portfolio                           0.75%

         U.S. Growth Equity Master Portfolio                           0.75%

         International Core Equity Master Portfolio                    1.00%

         U.S. Government Money Market Master Portfolio                 0.10%

CCM Advisors has undertaken to waive its entire investment advisory fee payable by U.S. Government Money Market Master Portfolio. This waiver may be reduced or terminated at any time at the option of CCM Advisors, subject to approval by the Board of Trustees.

Investment Managers

     CCM Advisors is responsible for the evaluation, selection and monitoring of each Portfolio's Investment Manager(s). CCM Advisors selects Investment Managers based on a variety of factors, including: investment style, performance record and the characteristics of each Investment Manager's typical investments. The assets of each multi-manager Portfolio are divided into segments and CCM Advisors is responsible for allocating the assets among the Investment Managers in accordance with their specific investment styles.

     The Investment Managers manage each Portfolio's investments and are responsible for making all investment decisions and placing orders to purchase and sell securities for the Portfolios. Subject to the oversight of CCM Advisors and the Board of Trustees, the Investment Managers have complete discretion as to the purchase and sale of investments for the Portfolios consistent with each Portfolio's investment objective, policies and restrictions.

     Under an exemptive order from the Securities and Exchange Commission, CCM Advisors is permitted to enter into and materially amend investment sub-advisory agreements with Investment Managers that are not affiliated with CCM Advisors without such agreements first being approved by the Portfolio's interestholders, which includes any Feeder Fund. The exemptive order also permits the Portfolios and Feeder Funds to disclose: (a) the aggregate fees paid to CCM Advisors and any affiliated Investment Manager and (b) aggregate fees paid to unaffiliated Investment Managers. If a Portfolio employs an Investment Manager affiliated with CCM Advisors, the Portfolio and Feeder Fund will provide separate disclosure of any fees paid to that Investment Manager. In addition. it is a condition of the exemptive order that within 90 days of hiring of any new
Investment Manager that is unaffiliated with CCM Advisors, CCM Advisors will furnish interestholders of the Portfolio and shareholders of the Feeder Fund with an information statement about the new Investment Manager and investment sub-advisory agreement. Any changes to the investment advisory contract between the Trust and CCM Advisors will still require interestholder approval.

     CCM Advisors has ultimate responsibility, subject to oversight of the Board of Trustees of the Trust, to oversee each Investment Manager and recommend its hiring, termination and replacement.

         The Investment Managers are as follows:


------------------------------------------------ ----------------------------------------------------
                    Portfolio                                  Investment Manager

 Limited Maturity Fixed Income Master Portfolio        The Patterson Capital Corporation
------------------------------------------------ ----------------------------------------------------
   Full Maturity Fixed Income Master Portfolio                   Baird Advisors
                                                        Western Asset Management Company
------------------------------------------------ ----------------------------------------------------
       Diversified Equity Master Portfolio                  Cambiar Investors, Inc.
                                                 Freeman Associates Investment Management, LLC
------------------------------------------------ ----------------------------------------------------
            Balanced Master Portfolio                       Cambiar Investors, Inc.
                                                 Freeman Associates Investment Management, LLC
                                                                 Baird Advisors
------------------------------------------------ ----------------------------------------------------
       U.S. Growth Equity Master Portfolio                  KCM Investment Advisors
------------------------------------------------ ----------------------------------------------------
   International Core Equity Master Portfolio              Pyrford International PLC
------------------------------------------------ ----------------------------------------------------
  U.S. Government Money Market Master Portfolio              Patterson & Associates
------------------------------------------------ ----------------------------------------------------


     The following profiles set forth information regarding the Investment Managers of each Portfolio and the persons (or groups) within such organizations who are responsible for making investment decisions for the Portfolios:

Limited Maturity Fixed Income Master Portfolio

     The Patterson Capital Corporation ("Patterson") serves as Investment Manager to the Limited Maturity Fixed Income Master Portfolio. Patterson is located at 2029 Century Park East #2950, Los Angeles, California 90067, and is a privately held advisory organization that provides investment management services to a variety of institutions, including investment companies and employee benefit plans. As of September 30, 2002, Patterson had approximately $1 billion of assets under management.

         The following individuals at Patterson share primary responsibility for the Limited Maturity Fixed Income Master Portfolio:

---------------------- -------------------- ----------------------------------------------------
           Manager      Length of Service                 Professional Experience
                                                          (for the past 5 years)
---------------------- -------------------- ----------------------------------------------------
Jean M. Clark          Since 1991           Senior Vice President / Portfolio Manager,
                                            Patterson.
---------------------- -------------------- ----------------------------------------------------
Joseph B. Patterson    Since 1998           President, Chief Investment Strategist, Patterson.
---------------------- -------------------- ----------------------------------------------------

Full Maturity Fixed Income Master Portfolio

     Baird Advisors and Western Asset Management Company ("Western") serve as Investment Manager to the Full Maturity Fixed Income Master Portfolio. Baird Advisors is located at 777 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin 53202, and is an institutional fixed income department within Robert
W. Baird & Co.,  Inc.

Baird provides management services to pension plans, non-profit organizations and individuals. As of September 30, 2002, Baird had approximately $5.1 billion of assets under management.

     The following individuals at Baird Advisors share primary responsibility for the Full Maturity Fixed Income Master Portfolio:

--------------------- -------------------- ----------------------------------------------------
           Manager     Length of Service                 Professional Experience
                                                        (for the past five years)
--------------------- -------------------- ----------------------------------------------------
Gary A. Elfe          Since 2000           Managing Director, Senior Portfolio Manager, Baird
                                           Advisors (since 2000); prior thereto, Senior Vice
                                           President, Senior Portfolio Manager, Firstar
                                           Investment Research & Management Company, LLC
                                           (1978-2000).
--------------------- -------------------- ----------------------------------------------------
Daniel A. Tranchita   Since 2000           Senior Vice President, Senior Portfolio Manager,
                                           Baird Advisors (since 2000); prior thereto, Senior
                                           Vice President, Senior Portfolio Manager, Firstar
                                           Investment Research & Management Company, LLC
                                           (1989-2000).
--------------------- -------------------- ----------------------------------------------------

     Western is located at 117 East Colorado Boulevard, Pasadena, California 91105, and is an independent affiliate of Legg Mason, Inc., a publicly held financial services organization that engages through its subsidiaries in the businesses of securities brokerage, investment management, corporate and public finance and real estate services. Western's Fixed-Income team has responsibility for the management of the Full Maturity Fixed Income Master Portfolio. All portfolios are managed on a team basis. The core investment team at Western has been together for 11 years. The average experience of the portfolio management group is 13 years. As of September 30, 2002, the firm had approximately $90.4 billion in assets under management for institutional clients and approximately $
18.8 billion of assets under management for mutual funds.

     The following individual at Western is primarily responsible for the Full Maturity Fixed Income Master Portfolio:

-------------------- ------------------- ---------------------------------------
           Manager    Length of Service      Professional Experience
                                            (for the past five years)
-------------------- ------------------- ---------------------------------------
Edward M. Moody      Since 2000          Portfolio Manager, Western (since 1985)
-------------------- ------------------- ---------------------------------------

Balanced Master Portfolio

     Baird Advisors serves as Investment Manager to the fixed income portion of the Balanced Master Portfolio. Cambiar Investors, Inc. and Freeman Associates Investment Management LLC serve as Investment Managers to the equity portion of the Balanced Master Portfolio. See the descriptions under the Full Maturity Fixed Income Master Portfolio for information regarding Baird Advisors and the individuals at Baird Advisors who share primary responsibility for the fixed income portion of the Balanced Master Portfolio.

     Cambiar Investors, Inc. ("Cambiar") is located at 2401 East Second Avenue, Suite 400, Denver, Colorado 80206 and until July 2001, was a subsidiary of United Asset Management Corporation ("UAM"), a subsidiary of Old Mutual plc, publicly held company. In July 2001, Cambiar's principals purchased Cambiar from UAM/Old Mutual. Cambiar was organized in 1973 and provides investment management services for pension plans, foundations and endowments and high net worth individuals. As of September 30, 2002, the firm had approximately $45 million of assets under management.

     The following individuals at Cambiar share primary responsibility for the Balanced Master Portfolio:

------------------- -------------------- ----------------------------------------------------
           Manager   Length of Service                 Professional Experience
                                                      (for the past five years)
------------------- -------------------- ----------------------------------------------------

                                       13

Brian M. Barish     Since 1997           President and Treasurer (since Feb. 2000),
                                         Director of Research (since Jan. 1999); Portfolio
                                         Manager (since Feb. 1997), Senior Vice President
                                         (Jan. 1999 - Jan. 2000), Vice President and
                                         Analyst (Feb. 1997 - Dec. 1998), Cambiar; prior
                                         thereto, Vice President of Investment Research,
                                         Lazard Freres & Co. LLC.
------------------- -------------------- ----------------------------------------------------
Anna A. Aldrich     Since 1999           Vice President and Portfolio Manager, Cambiar
                                         (since 1999); prior thereto, Global Equity
                                         Analyst, Bankers Trust Company.
------------------- -------------------- ----------------------------------------------------
Maria L. Azari      Since 1998           Vice President and Portfolio Manager (since 1999),
                                         Securities Analyst (since 1997), Cambiar; prior
                                         thereto Investment Analyst, Eaton Vance.
------------------- -------------------- ----------------------------------------------------
Michael J. Gardner  Since 1999           Vice President and Portfolio Manager, Cambiar
                                         (since 1995); prior thereto, Investment Analyst,
                                         Simmons & Co.
------------------- -------------------- ----------------------------------------------------


     Freeman Associates Investment Management LLC ("Freeman") is located at 16236 San Dieguito Road, Suite 2-20, P.O. Box 9210, Rancho Santa Fe, California 92067, and is a privately held company that is controlled by John D. Freeman. Formerly known as the Investment Research Company, the firm was organized in 1985 and provides investment management services to institutions, retirement plans, and non-profit organizations. As of September 30, 2002, the firm had approximately $34 billion of assets under management.

     The following individuals at Freeman share primary responsibility for the Balanced Master Portfolio:

----------------------- -------------------- ----------------------------------------------------
      Manager              Length of Service               Professional Experience
                                                          (for the past five years)
----------------------- -------------------- ----------------------------------------------------
John D. Freeman         Since 1996           President, Freeman (since 1996); prior thereto,
                                             Portfolio Manager, Martingale Asset Management.
----------------------- -------------------- ----------------------------------------------------
Jeffrey Norman          Since 1999           Executive Vice President (since 1999), Freeman;
                                             Risk Manager, ZAIS Group) (1997-1999); prior
                                             thereto, Risk Manager, Trader, Mariner Investment
                                             Group.
----------------------- -------------------- ----------------------------------------------------


Diversified Equity Master Portfolio

     Cambiar and Freeman serve as Investment Managers to the Diversified Equity Master Portfolio. See the descriptions under the Balanced Master Portfolio in this section for information regarding Cambiar and Freeman and the individuals who share primary responsibility for the Diversified Equity Master Portfolio.

U.S. Growth Equity Master Portfolio

     KCM Investment Advisors ("KCM") serves as Investment Manager to the Portfolio. KCM is located at 300 Drake's Landing Road, Suite 190, Greenbrae, California, 94904 and is an investment management company that manages domestic and international equity and fixed income portfolios for individuals and institutions. As of September 30, 2002, the firm had approximately $608 million of assets under management.

     The  following  individuals  at KCM share  primary  responsibility  for the
Portfolio:

------------------------------ ---------------------- --------------------------------------------------
           Manager               Length of Service                 Professional Experience
                                                                      (past five years)
------------------------------ ---------------------- --------------------------------------------------
Jay Aubrey Kellett             Since 2001             Chief Executive Officer, Chief Investment
                                                      Officer, KCM.
------------------------------ ---------------------- --------------------------------------------------
Richard N. Vanscoy             Since 2001             Managing Director and Director of Research, KCM
                                                      (since 1997); prior thereto, Managing Director,
                                                      Barclays Global Investors (1979 - 1997).
------------------------------ ---------------------- --------------------------------------------------

                                       14

Craig A. Stephens              Since 2001             Principal and Portfolio Manager, KCM (since
                                                      1997); prior thereto, Senior Equity Manager, RCM
                                                      Capital Management (1988 - 1997).
------------------------------ ---------------------- --------------------------------------------------
John A. Lundin                 Since 2001             Principal and Portfolio Manager, KCM (since May
                                                      2000); prior thereto, Senior Vice President,
                                                      Portfolio Manager, Scudder Stevens and Clark
                                                      (1981 - 2000).
------------------------------ ---------------------- --------------------------------------------------
Patricia Small Kellett         Since 2001             Principal and Portfolio Manager, KCM (since July
                                                      2000), prior thereto, Treasurer, Regents of the
                                                      University of California (1996 - 2000).
------------------------------ ---------------------- --------------------------------------------------
William Prince                 Since 2001             Chief Operating Officer, KCM (since Sept. 2000);
                                                      Investment Manager, Fischer Investments (Jan.
                                                      2000 - Aug. 2000); prior thereto, Vice President
                                                      and Director, Wall Street Associates
                                                      (Feb. 1992  - Oct. 1999).
------------------------------ ---------------------- --------------------------------------------------


International Core Equity Master Portfolio

     Pyrford International PLC ("Pyrford") serves as Investment Manager to the Portfolio. Pyrford is located at 79 Grosvenor Street - Mayfair, London, England W1J3JU. Founded in 1987, Pyrford is majority-owned by Pyrford Capital Limited, which is 40% owned by employees and 49% by Euro Equity Holdings SA, an European investment company. As of September 30, 2002, the firm had approximately $1 billion of assets under management.

     The following  individuals at Pyrford share primary  responsibility for the
Portfolio:

------------------------------ ---------------------- --------------------------------------------------
       Manager                   Length of Service                 Professional Experience
                                                                  (for the past five years)
------------------------------ ---------------------- --------------------------------------------------
Bruce L. Campbell              Since 2001             Chief Investment Officer and Chief Executive
                                                      Officer, Pyrford.
------------------------------ ---------------------- --------------------------------------------------
Anthony N. Cousins, CFA        Since 2001             Portfolio Manager, United Kingdom and Europe,
                                                      Pyrford.
------------------------------ ---------------------- --------------------------------------------------
Charu L. Fernando, CFA         Since 2001             Portfolio Manager, Asia and Canada, Pyrford.
------------------------------ ---------------------- --------------------------------------------------

U.S. Government Money Market Master Portfolio

     Patterson & Associates serves as Investment Manager to the Portfolio, and is located at 301 Congress Avenue, Suite 570, Austin, Texas 78701. As of September 30, 2002, Patterson & Associates had approximately $1 billion in assets under management. CCM owns a large portion of Patterson.

     The following employees of Patterson & Associates are primarily responsible for the day-to-day investment management of the U.S. Government Money Market Master Portfolio.

----------------------------------- --------------------------------------------
                 Manager                  Professional Experience For The
                                                  Past Five Years
----------------------------------- --------------------------------------------
Linda T. Patterson                  President, Patterson.
----------------------------------- --------------------------------------------
Deborah Cervantes                   Vice President and Chief Financial
                                    Officer, Patterson.
----------------------------------- --------------------------------------------


                                       15

ITEM 7.  INTERESTHOLDER INFORMATION

PURCHASE AND REDEMPTIONS OF SHARES

     Shares of each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Shares are not available for purchase by individuals. Investments in the Portfolios may be made only by registered and unregistered investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement is not an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

     Each interestholder of a Portfolio may add to or reduce its investment on any business day. The interestholder's percentage of the aggregate shares in a Portfolio will be computed as the percentage equal to the fraction (1) the numerator of which is the beginning of the day value of such interestholder's investment in the Portfolio on such day plus or minus the amount of any additions to or withdrawals from the interestholder's investment in the Portfolio effected on such day, and (2) the denominator of which is the aggregate beginning of the day net asset value of the Portfolio on such day plus or minus the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all interestholders of the Portfolio. This percentage will be applied to determine the value of the interestholder's interest in the Portfolio as of the close of business.

     An investment will be made without a sales load at the net asset value next determined after the receipt of an interestholder's funds by U.S. Bancorp Fund Services, LLC ("U.S. Bancorp") the Trust's transfer agent. There is no minimum initial or subsequent investment. The Portfolios and U.S. Bancorp reserve the right to cease accepting investments at any time or to reject any investment order.

     An interestholder may redeem its investment at the next determined net asset value if a withdrawal request in proper form is furnished by the investor to U.S. Bancorp by the designated cutoff time. The proceeds of a withdrawal are paid in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

     The Trust may suspend redemptions or postpone payment of withdrawal proceeds when the NYSE is closed (other than for weekends or holidays) or trading on the NYSE is restricted, or to the extent otherwise permitted by the 1940 Act, if an emergency exists.

     All purchase orders must specify the Portfolio in which investments are to be made.

PRICING OF TRUST SHARES

     All Portfolios other than Money Market Portfolio

     Investments in the Portfolios are valued based on an interestholder's proportionate ownership interest in the Portfolio's aggregate net assets next determined after an order is received in proper form. The aggregate net asset value of the Portfolio (i.e., the value of its net assets less liabilities) is determined as of 4:00 p.m., Eastern Time, on each day that the New York Stock Exchange (NYSE) is open for regular session trading that is not a bank holiday.

     Portfolio securities and assets are valued chiefly by quotations from the primary market in which they are traded. When reliable market quotations are not readily available, securities are valued by a method that the Trust's board of trustees believes reflects a fair value. A Portfolio may also use fair-value pricing if the value of a security it holds is materially affected by events occurring after the close of the primary market on which the security is traded. The effect of fair-value pricing will be that net asset value will not be based on quoted prices, but on a price which the Trust's board of trustees believes reflects the current and true price of the security.

     Values of foreign securities are translated from local currencies into U.S. dollars using currency exchange rates. Trading in securities in foreign markets takes place on some days (including some weekend days and U.S. holidays) when the NYSE is not open, and does not take place on some days the NYSE is open. Accordingly, the

                                       16

value of a Portfolio's securities may change on days when the Portfolio does not calculate its NAV and interestholders are not able to buy or sell Portfolio interests.

     Money Market Portfolio

     Shares of the Money Market Portfolio are bought and sold at net asset value on each day that the NYSE is open for regular session trading that is not a bank holiday. Net asset value is determined by dividing the value of the Money Market Portfolio's securities, cash and other assets, less liabilities, by the number of shares outstanding.

     The Money Market Portfolio calculates its net asset value at 1:00 p.m., Eastern Time. However, on any day, when the trading markets for U.S. Government securities close early, net asset value will be determined as of that earlier closing time.

     In the Money Market Portfolio's attempt to maintain stable net asset value of $1.00 per share, securities held by the Money Market Portfolio are valued at amortized cost, which is approximately equal to market value.

DIVIDENDS, DISTRIBUTIONS AND TAXES

     The assets, income, and distributions of each Portfolio are managed in such a way that an interestholder will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code (the "Code") for qualification as a regulated investment company, assuming that the interestholder invested all of its assets in that Portfolio and that the interestholder otherwise complied with the provisions of Subchapter M applicable to it.

     The net income of a Portfolio will consist of (1) all income accrued less the amortization of any premium on its assets, less (2) all actual and any accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income will include discount earned (including both original issue and, by election, market discount) on discount paper accrued to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All of the net income or loss of a Portfolio will be allocated among its interestholders in accordance with their shares (unless another sharing method is required for federal income tax reasons, in accordance with the share method adopted by the Board of Trustees).

     The Trust is not subject to any federal income tax. However, each interestholder of a Portfolio is taxed on its share (as determined in accordance with the governing instruments of the Trust and the Portfolio) of the Portfolio's ordinary income and capital gain in determining its or its interestholders' income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Code and its regulations. Distributions of net income and capital gain will be made pro rata to interestholders in accordance with their investment in a Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all interestholders as a result of contributions of securities to a Portfolio or redemptions of portions of an interestholder's unrealized gain or loss in assets of a Portfolio.

     A Portfolio that invests in foreign securities may be subject to withholding and other taxes imposed by foreign countries. Any such taxes will be allocated pro rata among its interestholders in the same manner as income and loss. Generally, U.S. taxpayers may deduct foreign taxes in computing their

                                       17

income (as a miscellaneous itemized deduction in the case of an individual) or, alternatively, use them as foreign tax credits against their U.S. federal income taxes, subject to applicable limitations under the Code.

     If more than 50% of a regulated investment company's total assets at the close of any taxable year consists of stock or securities of foreign corporations, the regulated investment company may elect to pass through to its interestholders their pro rata shares of qualified foreign taxes paid by it, with the result that interestholders would be required to include such taxes in their gross incomes, would treat such taxes as foreign taxes paid by them, and may be entitled to a tax deduction for such taxes or a tax credit, subject to a holding period requirement and other limitations under the Code. Each interestholder which is a regulated investment company must evaluate whether it is eligible for this election.

     The foregoing is a general and abbreviated summary of the provisions of the Code presently in effect as they directly govern the taxation of a Portfolio. Interestholders and their shareholders are advised to consult their own tax advisors for more detailed information concerning the federal taxation of the Portfolios and their interestholders, and concerning any possible state, local, or foreign tax treatment of the Portfolios and their interestholders.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

         Not applicable.

                               CCM ADVISORS FUNDS

                 LIMITED MATURITY FIXED INCOME MASTER PORTFOLIO
                   FULL MATURITY FIXED INCOME MASTER PORTFOLIO
                       DIVERSIFIED EQUITY MASTER PORTFOLIO
                            BALANCED MASTER PORTFOLIO
                       U.S. GROWTH EQUITY MASTER PORTFOLIO
                   INTERNATIONAL CORE EQUITY MASTER PORTFOLIO
                  U.S. GOVERNMENT MONEY MARKET MASTER PORTFOLIO


                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                November 1, 2002

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     CCM Advisors Funds (the "Trust") is an open-end, management investment company. The Trust is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the Trust's Part A, also dated November 1, 2002. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing CCM Advisors Funds, 190 South LaSalle Street, Suite 2800, Chicago, Illinois 60603 or phoning toll free 800- 357-4675. The Trust's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

TABLE OF CONTENTS

                                                                           Page
Trust History ................................................................1
Description of the Portfolio and Its Investments and Risks ...................2
Management of the Trust......................................................10
Control Persons and Principal Holders of Securities..........................16
Investment Advisory and Other Services ......................................16
Brokerage Allocation and Other Practices.....................................20
Capital Stock and Other Securities...........................................20
Purchase, Redemption and Pricing of Interests................................21
Taxation of the Trust .......................................................22
Underwriters.................................................................24
Calculation of Performance Data .............................................24
Financial Statements.........................................................24
Appendix....................................................................A-1

ITEM 11.  TRUST HISTORY.

     The Trust is an open-end, management investment company, organized on December 27, 2000 as a business trust under the laws of the State of Delaware. Currently, seven series of the Trust are authorized, although only four have outstanding interests.

ITEM 12.  DESCRIPTION OF THE PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

     The following information supplements and should be read in conjunction with Item 4 in Part A. Registrant incorporates by reference additional information concerning the investment policies of each Portfolio, other than the U.S. Government Money Market Master Portfolio (the "Money Market Portfolio") from the section of each Feeder Fund's SAI:

--------------------------------------------- ----------------------------------
                Feeder Fund                           Section(s) in SAI
--------------------------------------------- ----------------------------------
  AHA Limited Maturity Fixed Income Fund            "Investment Objective"
    AHA Full Maturity Fixed Income Fund
        AHA Diversified Equity Fund                "Investment Strategies"
             AHA Balanced Fund
        AHA U.S. Growth Equity Fund
    AHA International Core Equity Fund
------------------------------------------------ -------------------------------
CCMA Select International Core Equity Fund          "Investment Objective"

                                              "Investment Techniques and Risks"
--------------------------------------------- ----------------------------------

Investment Restrictions (all Portfolios other than Money Market Portfolio)

     Fundamental Restrictions

     The investment restrictions listed below have been adopted as fundamental policies of each Portfolio, other than the Money Market Portfolio, and may not be changed without a majority of the outstanding voting securities of that Portfolio.

No Portfolio may:

1. Industry Concentration. No Portfolio will purchase a security, other than Government Securities, if as a result of such purchase 25% or more of the value of the Portfolio's total assets would be invested in the securities of issuers in any one industry. Notwithstanding anything herein to the contrary, to the extent permitted by the Investment Company Act of 1940, each Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

2. Diversification. No Portfolio will purchase any security, other than Government Securities or securities of a registered investment company that relies on Rule 2a-7 under the 1940 Act or that has the same investment objective and substantially similar investment policies, if as a result of such purchase more than 5% of the value of the Portfolio's assets would be invested in the securities of any one issuer, or the Portfolio would own more than 10% of the voting securities, or of any class of securities, of any one issuer. For purposes of this restriction, all outstanding indebtedness of an issuer is deemed to be a single class.

3. Interests in Real Estate. No Portfolio will purchase real estate or any interest therein, except through the purchase of corporate or certain government securities (including securities secured by a mortgage or a leasehold interest or other interest in real estate).

4. Underwriting. No Portfolio may engage in the underwriting of securities except insofar as the Portfolio may be deemed an underwriter under the Securities Act of 1933 in disposing of a security and except that the Portfolio may invest in another registered investment company that relies on Rule 2a-7 under the 1940 Act or that has the same investment objective and substantially similar investment policies.

5. Borrowing. No Portfolio will borrow money, except that, for temporary purposes: (a) the Portfolio may borrow from banks (as defined in the 1940
     Act) and through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed), taken at market value at the time of the borrowing; (b) the Portfolio may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets (including the amount borrowed), taken at market value at the time of the borrowing; and (c) the Portfolio may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities. No Portfolio will make any additional investment while it has borrowings in excess of 5% of its total assets.

6. Lending. No Portfolio will lend any security or make any other loan, except through: (a) the purchase of debt obligations in accordance with the Portfolio's investment objective or objectives and policies; (b) repurchase agreements with banks, brokers, dealers, and other financial institutions;
     (c) participation in an interfund lending program among funds having a common investment adviser or distributor to the extent permitted by applicable law or by exemptive order of the Securities and Exchange Commission and (d) loans of securities as permitted by applicable law.

7. Commodities. No Portfolio will purchase or sell commodities or commodity contracts, except that a Portfolio may purchase and sell financial futures contracts and options on such contracts and may enter into forward foreign currency contracts and engage in the purchase and sale of foreign currency options and futures.

8. Senior Securities. No Portfolio will issue senior securities except to the extent the activities permitted in Fundamental Restriction No. 5 may be deemed to give rise to a senior security.

9. Securities of Registered Investment Companies. As a matter of fundamental policy, none of the foregoing investment policies or restrictions of the Portfolios shall prohibit a Portfolio from investing all or substantially all of its assets in the shares of one or more registered open-end investment company having the same investment objective and substantially similar investment policies.

     Non-Fundamental Restrictions

     The Portfolios have also adopted the following additional investment restrictions. These restrictions are not fundamental and may be changed by the Trust's Board of Trustees without shareholder approval.

1. Margin Purchases. No Portfolio may purchase any securities on margin or sell securities short. Each Portfolio may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

2. Pledging Assets. No Portfolio may mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by such Portfolio except as may be necessary in connection with borrowings mentioned in fundamental restriction number 5 above, and then such mortgaging, pledging or hypothecating may not exceed one-third of the Portfolio's total assets, taken at market value at the time thereof.

3. Illiquid Securities. No Portfolio will invest in illiquid securities, including certain repurchase agreements, reverse repurchase agreements or time deposits maturing in more than seven days, if, as a result thereof, more than 15% of the value of its net assets would be invested in assets that are illiquid.

4. Fund Name. Each Portfolio has adopted a policy to invest, under normal circumstances, at least 80% of the value of its net assets, plus the amount of any borrowings for investment purposes, in a particular type of investment that is suggested by the Portfolio's name and will notify its shareholders at least 60 days prior to any change in such policy.

5. Investment in another Investment Company. Each Portfolio shall not acquire any securities of a registered open-end investment company or registered unit investment trust that relies on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the Investment Company Act of 1940.

     For purposes of these investment restrictions and other limitations, all percentage limitations apply at the time of a purchase or other transaction. Any subsequent change in a percentage resulting from market fluctuations or other changes in the amount of total assets does not require the sale or disposition of an investment or any other action.

Money Market Portfolio

     Investment Objective

     The investment objective of the Money Market Portfolio is set forth and described in Part A. The investment objective of the Money Market Portfolio may be changed by the Board of Trustees of the Trust without the approval of a "majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940 Act (the "1940 Act")) of the Trust. Should the investment objective of the Money Market Portfolio change, the Money Market Portfolio will provide interestholders with 60 days' prior written notice of the change.

     Investment Techniques and Risks

     The Money Market Portfolio invests only in instruments denominated in U.S. dollars that the Investment Manager determines present minimal credit risk, under the supervision of the Board of Trustees and CCM Advisors, LLC ("CCM Advisors"), and are, at the time of acquisition rated in one of the two highest rating categories for short-term debt obligations assigned by at least two nationally recognized statistical rating organizations ("NRSROs") (i.e., Standard & Poors Corporation, a division of The McGraw-Hill Companies ("S&P") and Moody's Investors Service, Inc. ("Moody's"), or by only one NRSRO if only one NRSRO has issued a rating with respect to the instrument (requisite NRSROs).

     Pursuant to Rule 2a-7 under the 1940 Act, securities which are rated in the highest short-term rating category by at least two NRSROs are designated "First Tier Securities." Securities rated in the top two short-term rating categories by at least two NRSROs, but which are not rated in the highest short-term category by at least two NRSROs, are designated "Second Tier Securities." See Appendix for a description of the ratings used by NRSROs.

     Pursuant to Rule 2a-7 under the 1940 Act, the Money Market Portfolio may not invest more than 5% of its assets taken at amortized cost in the securities of any one issuer (except the U.S. Government, including repurchase agreements collateralized by U.S. Government Securities (discussed below)). The Money Market Portfolio may, however, invest up to 25% of its assets in the First Tier Securities of a single issuer for a period of up to three business days after the purchase thereof, although the Money Market Portfolio may not make more than one such investment at any time.

     Further, the Money Market Portfolio will not invest more than the greater of (i) 1% of its total assets; or (ii) one million dollars in the securities of a single issuer that were Second Tier Securities when acquired by the Money Market Portfolio. In addition, the Money Market Portfolio may not invest more than 5% of its total assets in securities that were Second Tier Securities when acquired.

U.S. Government Securities

     The Money Market Portfolio may purchase securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities ("U.S. Government Securities"). Some U.S. Government Securities, such as Treasury bills, notes and bonds, which differ only in their interest rates, maturities and times of issuance, are supported by the full faith and credit of the United States. Others, such as obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities are supported either by (a) the full faith and credit of the U.S. Government (such as securities of the Small Business Administration), (b) the right of the issuer to borrow from the Treasury (such as securities of the Federal Home Loan Banks),
(c) the discretionary authority of the U.S. Government to purchase the agency's obligations (such as securities of the Federal National

Mortgage Association), or (d) only the credit of the issuer. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies, authorities or instrumentalities in the future. Accordingly, securities issued by a U.S. agency, authority or instrumentality are subject to default, and are also subject to interest rate and prepayment risks.

     U.S. Government Securities may also include zero coupon securities. Zero coupon securities are issued and traded at a discount and do not entitle the holder to any periodic payments of interest prior to maturity, and, for this reason, may trade at a deep discount from their face or par value and may be subject to greater fluctuations in market value than ordinary debt obligations of comparable maturity. With zero coupon securities there are no cash distributions to reinvest, so investors bear no reinvestment risk if they hold the zero coupon securities to maturity; holders of zero coupon securities, however, forego the possibility of reinvesting at a higher yield than the rate paid on the originally issued security. With zero coupon securities there is no reinvestment risk on the principal amount of the investment. When held to maturity, the entire return from such instruments is determined by the difference between such instrument's purchase price and its value at maturity.

     Securities guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities are considered to include (a) securities for which the payment of principal and interest is backed by a guarantee of, or an irrevocable letter of credit issued by, the U.S. Government, its agencies, authorities or instrumentalities and (b) participation in loans made to foreign governments or their agencies that are so guaranteed. The secondary market for certain of these participations is limited. Such participations may therefore be regarded as illiquid.

     The Money Market Portfolio's yield will fluctuate due to changes in interest rates, economic conditions, quality ratings and other factors. The prepayment experience of the mortgages underlying mortgage-related securities, such as obligations issued by the Government National Mortgage Association, may affect the value of, and return on, an investment in such securities.

Repurchase Agreements

     Repurchase agreements are transactions in which the Money Market Portfolio purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon price, date, and market rate of interest unrelated to the coupon rate or maturity of the purchased security. Although repurchase agreements carry certain risks not associated with direct investments in securities, the Money Market Portfolio intends to enter into repurchase agreements only with its custodian, banks having assets in excess of $10 billion and primary U.S. Government securities dealers as recognized by the Federal Reserve Bank of New York. The Money Market Portfolio may only enter into repurchase agreements fully collateralized by U.S. Government Securities. Although the securities subject to the repurchase agreement might bear maturities exceeding one year, settlement for the repurchase would never be more than one year after the Money Market Portfolio's acquisition of the securities and normally would be within a shorter period of time. The resale price will be in excess of the purchase price, reflecting an agreed upon market rate effective for the period of time the Money Market Portfolio's money will be invested in the securities and will not be related to the coupon rate of the purchased security. At the time the Money Market Portfolio enters into a repurchase agreement, the value of the underlying security, including accrued interest, will equal or exceed 102% of the value of the repurchase agreement, and in the case of a repurchase agreement exceeding one day, the seller will agree that the value of the underlying security, including accrued interest, will at all times equal or exceed 102% of the value of the repurchase agreement. The collateral securing the seller's obligation will be held by the Money Market Portfolio's custodian in the Money Market Portfolio's account in the Federal Reserve Book Entry System or held by a custodian qualified as such under the 1940 Act. The Money Market Portfolio will not enter into a repurchase agreement that is not terminable within seven business days if, as a result thereof, more than 10% of the value of the net assets of the Money Market Portfolio would be invested in such securities and other illiquid securities.

     A repurchase agreement is a simultaneous agreement to sell a security and buy that security back at a later date, and, for purposes of the 1940 Act, is treated as a loan from the Money Market Portfolio to the seller subject to the repurchase agreement and is therefore subject to the Money Market Portfolio's investment restriction applicable to loans. It is not clear whether a court would consider the securities purchased by the Money Market Portfolio subject to a repurchase agreement as being owned by the Money Market Portfolio or as being collateral for a loan by the Money Market Portfolio to the seller. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before repurchase of the security under a repurchase agreement, the Money Market Portfolio may encounter delay and incur costs before being able to sell the security. Delays may involve loss of interest or decline in price of the security. If the court characterized the transaction as a loan and the Money Market Portfolio has not perfected a security interest in the security, the Money Market Portfolio may be required to return the security to the seller's estate and be treated as an unsecured creditor of the seller. As an unsecured creditor, the Money Market Portfolio would be at the risk of losing some or all of the principal and income involved in the transaction. As with any unsecured debt obligation purchased for the Money Market Portfolio, the Investment Manager seeks to minimize the risk of loss through repurchase agreements by analyzing the creditworthiness of the obligor, in this case the seller. Apart from the risk of bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the security, in which case the Money Market Portfolio may incur a loss if the proceeds to the Money Market Portfolio of the sale to a third party are less than the repurchase price. However, if the market value of the securities subject to the repurchase agreement becomes less than the repurchase price (including interest), the Money Market Portfolio will direct the seller of the security to deliver additional securities so that the market value of all securities subject to the repurchase agreement will equal or exceed 102% of the repurchase price. It is possible that the Money Market Portfolio will be unsuccessful in seeking to enforce the seller's contractual obligation to deliver additional securities.

Reverse Repurchase Agreements

     The Money Market Portfolio may enter into reverse repurchase agreements with banks and securities dealers. A reverse repurchase agreement is a repurchase agreement in which the Money Market Portfolio is the seller of, rather than the investor in, securities and agrees to repurchase them at an agreed-upon time and price. Use of a reverse repurchase agreement, may be preferable to a regular sale and later repurchase of securities because it avoids certain market risks and transaction costs.

     At the time the Money Market Portfolio enters into a reverse repurchase agreement, assets of the Money Market Portfolio having a value at least as great as the purchase price of the securities to be purchased will be segregated on the books of the Money Market Portfolio and held by the custodian throughout the period of the obligation. The use of these investment strategies, as well as any borrowing by the Money Market Portfolio, may increase net asset value fluctuation.

STRIPS

     STRIPS are U.S. Treasury bills, notes and bonds that have been issued without interest coupons or stripped of their unmatured interest coupons, interest coupons that have been stripped from such U.S. Treasury securities, and receipts or certificates representing interests in such stripped U.S. Treasury securities and coupons. A STRIPS security pays no interest in cash to its holder during its life although interest is accrued for federal income tax purposes. Its value to an investor consists of the difference between its face value at the time of maturity and the price for which it was acquired, which is generally an amount significantly less than its face value. Investing in STRIPS may help to preserve capital during periods of declining interest rates. For example, if interest rates decline, Government National Mortgage Association Certificates purchased at greater than par are more likely to be prepaid, which would cause a loss of principal. In anticipation of this, the Money Market Portfolio might purchase STRIPS, the value of which would be expected to increase when interest rates decline.

     STRIPS do not entitle the holder to periodic payments of interest prior to maturity. Accordingly, such securities usually trade at a deep discount from their face or par value and will be subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities that make periodic distributions of interest. On the other hand, because there are no periodic interest payments to be reinvested prior to maturity, STRIPS eliminate the reinvestment risk and lock in a rate of return to maturity. Current federal tax law requires that a holder of a STRIPS security accrue a portion of the discount at which the security was purchased as income each year even though the Money Market Portfolio received no interest payment in cash on the security during the year.

Floating and Variable Rate Obligations

     The Money Market Portfolio may purchase securities having a floating or variable rate of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to an interest rate index or market interest rate. These adjustments tend to decrease the sensitivity of the security's market value to changes in interest rates. The Investment Manager will monitor, on an ongoing basis, the ability of an issuer of a floating or variable rate demand instrument to pay principal and interest on demand. The Money Market Portfolio's right to obtain payment at par on a demand instrument could be affected by events (occurring between the date the Money Market Portfolio elects to demand payment and the date payment is due) that may affect the ability of the issuer of the instrument to make payment when due, except when such demand instrument permits same day settlement. To facilitate settlement, these same day demand instruments may be held in book entry form at a bank other than the Money Market Portfolio's custodian subject to a sub-custodian agreement between the bank and the Money Market Portfolio's custodian.

     The floating and variable rate obligations that the Money Market Portfolio may purchase include certificates of participation in such obligations purchased from banks. A certificate of participation gives a Money Market Portfolio an undivided interest in the underlying obligations in the proportion that the Money Market Portfolio's interest bears to the total principal amount of the obligation. Certain certificates of participation may carry a demand feature that would permit the holder to tender them back to the issuer prior to maturity. The Money Market Portfolio may invest in certificates of participation even if the underlying obligations carry stated maturities in excess of thirteen months upon compliance with certain conditions contained in a rule of the Securities and Exchange Commission (the "Commission"). The income received on certificates of participation in tax-exempt municipal obligations constitutes interest from tax-exempt obligations.

     Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in prevailing market interest rates or changes in the issuer's creditworthiness.

     A floating or variable rate instrument may be subject to the Money Market Portfolio's percentage limitation on illiquid securities if there is no reliable trading market for the instrument or if the Money Market Portfolio may not demand payment of the principal amount within seven days.

Delayed Settlement Transactions

     The Money Market Portfolio will make commitments to purchase securities on a When-Issued ("WI") or To-Be-Announced ("TBA") basis. Obligations issued on a when-issued basis are settled by delivery and payment after the date of the transaction, usually within 15 to 45 days. In a to-be-announced transaction, the Money Market Portfolio commits to purchasing or selling securities for which all specific information is not yet known at the time of the trade, particularly the face amount in transactions involving mortgage-related securities. The Money Market Portfolio will only make commitments to purchase obligations on a when-issued or to-be-announced basis with the intention of actually acquiring the obligations, but the Money Market Portfolio may sell these securities before the settlement date if it is deemed advisable as a matter of investment strategy or in order to meet its obligations, although it would not normally expect to do so. The Money Market Portfolio intends to invest less than 5% of its net assets in securities purchased on this basis, and the Money Market Portfolio will not enter into a delayed settlement transaction which settles in more than 120 days.

     In connection with these investments, the Money Market Portfolio will direct the Custodian to place liquid securities in a segregated account in an amount sufficient to make payment for the securities to be purchased. When a segregated account is maintained because the Money Market Portfolio purchases securities on a WI or TBA basis, the assets deposited in the segregated account will be valued daily at market for the purpose of determining the adequacy of the securities in the account. If the market value of such securities declines, additional cash or securities will be placed in the account on a daily basis so that the market value of the account will equal the amount of the Money Market Portfolio's commitments to purchase securities on a WI or TBA basis. To the extent funds are in a segregated account, they will not be available for new investment or to meet redemptions. Securities in the Money Market Portfolio's portfolio are subject to changes in market value based upon changes in the level of interest rates (which will generally result in all of those securities changing in value in the same way, i.e., all those securities experiencing appreciation when interest rates decline and depreciation when interest rates rise). Therefore, if in order to achieve higher returns, the Money Market Portfolio remains substantially fully invested at the same time that it has purchased securities on a WI or TBA basis, there will be a possibility that the market value of the Money Market Portfolio's assets will have greater fluctuation. The purchase of securities on a WI or TBA basis may involve a risk of loss if the broker-dealer selling the securities fails to deliver after the value of the securities has risen.

     When the time comes for the Money Market Portfolio to make payment for securities purchased on a WI or TBA basis, the Money Market Portfolio will do so by using then available cash flow, by sale of the securities held in the segregated account, by sale of other securities or, although it would not normally expect to do so, by directing the sale of the securities purchased on a WI or TBA basis themselves (which may have a market value greater or less than the Money Market Portfolio's payment obligation).

Loans of Portfolio Securities

     The Money Market Portfolio may from time to time lend securities that it holds to brokers, dealers and financial institutions. Such loans will be secured by collateral in the form of cash or United States Treasury securities, or other liquid securities as permitted by the Commission, which at all times while the loan is outstanding, will be maintained in an amount at least equal to the current market value of the loaned securities. The Money Market Portfolio will continue to receive interest and dividends on the loaned securities during the term of the loan, and, in addition, will receive a fee from the borrower or interest earned from the investment of cash collateral in short-term securities. The Money Market Portfolio also will receive any gain or loss in the market value of loaned securities and of securities in which cash collateral is invested during the term of the loan.

     The right to terminate a loan of securities, subject to appropriate notice, will be given to either party. When a loan is terminated, the borrower will return the loaned securities to the Money Market Portfolio. The Money Market Portfolio will not have the right to vote securities on loan, but would terminate a loan and regain the right to vote if the Board of Trustees deems it to be necessary in a particular instance.

     For tax purposes, the dividends, interest and other distributions which the Money Market Portfolio receives on loaned securities may be treated as other than qualified income for the 90% test. (See TAXES--General Tax Information.) The Money Market Portfolio intends to lend portfolio securities only to the extent that this activity does not jeopardize its status as a regulated investment company under the Code.

     The primary risk involved in lending securities is that the borrower will fail financially and return the loaned securities at a time when the collateral is insufficient to replace the full amount of the loan. The borrower would be liable for the shortage, but the Money Market Portfolio would be an unsecured creditor with respect to such shortage and might not be able to recover all or any of it. In order to minimize this risk, the Money Market Portfolio will make loans of securities only to firms CCM Advisors deems creditworthy.

Borrowing and Pledging

     The Money Market Portfolio may borrow money from banks (provided there is 300% asset coverage) or other persons for temporary purposes. The Money Market Portfolio may pledge assets in connection with borrowings, but the Money Market Portfolio will not pledge more than one-third of its assets. The Money Market Portfolio will not make any additional purchases of portfolio securities if outstanding borrowings exceed 5% of the value of its total assets. The Money Market Portfolio's policies on borrowing and pledging are fundamental policies that may not be changed without the affirmative vote of a majority of its outstanding securities.

     The Money Market Portfolio receives amounts equal to the interest on loaned securities and also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral or (c) interest on short-term debt securities purchased with such collateral; either type of interest may be shared with the borrower. The Money Market Portfolio may also pay fees to placing brokers as well as custodian and administrative fees in connection with loans. Fees may only be paid to a placing broker provided that the Board of Trustees determine that the fee paid to the placing broker is reasonable and based solely upon services rendered, that the Board of Trustees separately consider the propriety of any fee shared by the placing broker with the borrower and that the fees are not used to compensate CCM Advisors or Investment Manager or any affiliated person of the Money Market Portfolio or an affiliated person of CCM Advisors or Investment Manager. The terms of the Money Market Portfolio's loans must meet applicable tests under the Internal Revenue Code and permit the Money Market Portfolio to reacquire the loaned securities on five days' written notice or in time to vote on any important matter.

     Investment Policies and Restrictions

     Fundamental Restrictions

         The Money Market Portfolio is subject to certain fundamental restrictions on its investments. These restrictions may not be changed without the approval of the holders of a majority of the outstanding voting shares of the Money Market Portfolio.

     1. The Money Market Portfolio will not purchase a security, other than Government Securities, if as a result of such purchase 25% or more of the value of the Money Market Portfolio's total assets would be invested in the securities of issuers in any one industry. Notwithstanding anything herein to the contrary, to the extent permitted by the 1940 Act, the Money Market Portfolio may invest in one or more investment companies; provided that, except to the extent the Money Market Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Money Market Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

     2. The Money Market Portfolio will not purchase any security, other than Government Securities or securities of a registered investment company with the same investment objective and substantially similar investment policies, if as a result of such purchase more than 5% of the value of the Money Market Portfolio's assets would be invested in the securities of any one issuer, or the Money Market Portfolio would own more than 10% of the voting securities, or of any class of securities, of any one issuer. For purposes of this restriction, all outstanding indebtedness of an issuer is deemed to be a single class.

     3. The Money Market Portfolio will not purchase real estate or any interest therein, except through the purchase of corporate or certain government securities (including securities secured by a mortgage or a leasehold interest or other interest in real estate).

     4. The Money Market Portfolio may not engage in the underwriting of securities except insofar as the Money Market Portfolio may be deemed an underwriter under the Securities Act of 1933 in disposing of a security and except that the Money Market Portfolio may invest in another registered investment company with the same investment objective and substantially similar investment policies.

     5. The Money Market Portfolio will not borrow money, except that, for temporary purposes: (a) the Money Market Portfolio may borrow from banks (as defined in the 1940 Act) or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed), taken at market value at the time of the borrowing; (b) the Money Market Portfolio may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets (including the amount borrowed), taken at market value at the time of the borrowing; and (c) the Money Market Portfolio may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities. The Money Market Portfolio will not make any additional investment while it has borrowings in excess of 5% of its total assets.

     6. The Money Market Portfolio will not lend any security or make any other loan, except through: (a) the purchase of debt obligations in accordance with the Money Market Portfolio's investment objective or objectives and policies;
(b) repurchase agreements with banks, brokers, dealers, and other financial institutions; (c) participation in an interfund lending program among funds having a common investment adviser or distributor to the extent permitted by applicable law or by exemptive order of the Securities and Exchange Commission and (d) loans of securities as permitted by applicable law.

     7. The Money Market Portfolio will not purchase or sell commodities or commodity contracts.

     8. The Money Market Portfolio will not issue senior securities except to the extent the activities permitted in Fundamental Restriction No. 5 may be deemed to give rise to a senior security.

     9. As a matter of fundamental policy, none of the foregoing investment policies or restrictions of the Money Market Portfolio shall prohibit the Money Market Portfolio from investing all or substantially all of its assets in the shares of one or more registered open-end investment company having the same investment objective and substantially similar investment policies.

Non-Fundamental Restrictions

     The Money Market Portfolio also has adopted the following additional investment restrictions applicable to the Money Market Portfolio. These are not fundamental and may be changed by the Board of Trustees without interestholder approval.

     1. The Money Market Portfolio may not purchase any securities on margin or sell securities short. The Money Market Portfolio may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

     2. The Money Market Portfolio may not mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by such Money Market Portfolio except as may be necessary in connection with borrowings mentioned in fundamental restriction number 5 above, and then such mortgaging, pledging or hypothecating may not exceed 33 1/3% of the Money Market Portfolio's total assets, taken at market value at the time thereof.

     3. The Money Market Portfolio will not invest in illiquid securities, including certain repurchase agreements or time deposits maturing in more than seven days, if, as a result thereof, more than 10% of the value of its net assets would be invested in assets that are illiquid.

     4. The Money Market Portfolio may not invest in options, futures contracts, options on futures contracts or warrants.

     5. The Money Market Portfolio will invest, under normal circumstances, at least 80% of the value of its assets in a particular type of investment that is suggested by the Money Market Portfolio's name and will notify its interestholders at least 60 days prior to any change in such policy.

     6. The Money Market Portfolio may not acquire any securities of a registered open-end investment company or registered unit investment trust that relies on Section 12(d)(1)(F) or 12(d)(1)(G).

     Whenever any investment restriction states a maximum percentage of the Money Market Portfolio's assets, it is intended that if the percentage limitation is met at the time the action is taken, subsequent percentage changes resulting from fluctuating asset values will not be considered a violation of such restrictions, except that at no time may the value of the illiquid securities held by the Money Market Portfolio exceed 10% of the Money Market Portfolio's net assets. If the Money Market Portfolio exceeds the 33 1/3% limitation in Fundamental Restriction No. 5, the Money Market Portfolio will reduce its borrowings within three days (not including Sundays and holidays).

ITEM 13.  MANAGEMENT OF THE TRUST.

TRUSTEES AND OFFICERS

     The Board of Trustees has overall responsibility for the conduct of the Trust's affairs. The Trustees and officers of the Trust, their ages at October 28, 2002, their principal occupations for the last five years and their affiliations, if any, with CCM Advisors are listed below. Unless specified otherwise, the address of each Trustee and officer is 190 South LaSalle Street, Suite 2800, Chicago, Illinois 60603.

                                                                                 Number of
                                      Date First                                 Portfolios
                                      Elected or                                  in Fund
                                     Appointed to                                 Complex
                      Positions       Office and      Principal Occupation(s)   Overseen by             Other
         Name and        Held           Term of         During Past 5 Years      Trustee***         Directorships
            Age       with Trust       Office**                                                          Held
-------------------- -------------- ---------------- -------------------------- ------------- ---------------------------

Trustees who are "interested persons"
Douglas D. Peabody*  Trustee and      since 2001     Managing Director, CCM          16                  None
39                   President                       Advisors, LLC (since
                                                     Jan. 2001); Managing
                                                     Director Convergent
                                                     Capital Management Inc.
                                                     (since 1999); formerly
                                                     Principal, Eager Manager
                                                     Advisory Services (1991
                                                     to 1999).

* Mr. Peabody is a Trustee who is an "interested person" of the Trust as defined in the 1940 Act because he is a Managing Director of the Trust's investment adviser, CCM Advisors, LLC.


Trustees who are not "interested persons"

                                       11

Charles V. Doherty   Trustee          since 2001     Managing Director,              16       Trustee, Wayne Hummer
68                                                   Madison Advisory Group                   Investment Trust (an
                                                     (a registered investment                 open-end investment
                                                     adviser); Director,                      company) (4 portfolios);
                                                     Lakeside Bank; Director,
                                                     Knight Trading Group,
                                                     Inc. (holding company
                                                     for securities broker);
                                                     Director, Howe Barnes
                                                     Investments, Inc.
                                                     (securities broker);
                                                     Director, Brauvin
                                                     Capital Trust, Inc.
                                                     (REIT); Director, Bank
                                                     of America Financial
                                                     Products, Inc.

Frank A. Ehmann      Trustee          since 2001     Retired; Director,              16       Director, SPX Corp.
68                                                   American Healthways                      (global provider of
                                                     (provider of diabetes                    technical products and
                                                     and cardiac disease                      systems, industrial
                                                     management services to                   products and services,
                                                     health plans and                         flow technology and
                                                     hospitals) (since 1989);                 service solutions) (since
                                                     Director, Genderm Corp.                  1989); formerly Director
                                                     (dermatology company                     and President, United
                                                     offering prescription                    Stationers (wholesale
                                                     and non-prescription                     distributor of business,
                                                     treatments for skin                      computer, and facilities
                                                     conditions) (1997-2000).                 management products).

                                       12

John D. Oliverio     Trustee          since 2001     Chief Executive Officer,        16       Director, Hewitt Series
49                                                   President and Director,                  Trust (an open-end
                                                     Wheaton Franciscan                       investment company)
                                                     Services, Inc. (parent                   (since
                                                     organization for more                    1998)                  (2
                                                     than 100 health and                      portfolios).
                                                     shelter service
                                                     organizations) (since
                                                     1984), Director of the
                                                     following: Affinity
                                                     Health Systems (since
                                                     1995), Covenant Health
                                                     Care System (since
                                                     1989), All Saints Health
                                                     System (since
                                                     1992), Franciscan
                                                     Ministries, Inc.
                                                     (the holding
                                                     company for Wheaton
                                                     Franciscan
                                                     Services, Inc.'s
                                                     housing entities)
                                                     (since 1998) and
                                                     United Health
                                                     System (since
                                                     1998).

Edward M. Roob       Trustee          since 2001     Retired; prior thereto,         16       Trustee, Fort Dearborn
68                                                   Senior Vice President,                   Income Securities, Inc.
                                                     Daiwa Securities America                 (since 1994); Director,
                                                     Inc. (1986-1993);                        UBS Funds, Inc. (since
                                                     Arbitrator, New York                     1995); Director, UBS
                                                     Stock Exchange and                       Relationship Funds (since
                                                     National Association of                  1995); Director, UBS
                                                     Securities Dealers;                      Supplementary Trust
                                                     Director, UBS Trust                      (since 1997) (40
                                                     Company (since 1993);                    portfolios).
                                                     Committee Member,
                                                     Chicago Stock Exchange
                                                     (1993 to 1999).


** Trustees of the Trust serve a term of indefinite length until resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act. Officers serve a term of indefinite length until their respective successors are elected and qualified.


*** Each Trustee currently serves on the Board of the Trust (7 portfolios), the Board of Trustees of the CCMA Select Investment Trust (2 portfolios) and on the Board of Directors of the AHA Investment Funds, Inc. (7 portfolios).

                                       13


                                        Date First Elected or
                      Positions Held     Appointed to Office                    Principal Occupation(s)
          Name and      with Trust       and Term of Office*                            During
             Age                                                                     Past 5 Years
--------------------- ----------------- ----------------------- --------------------------------------------------------
Gregory P. Francoeur  Treasurer           since 2002            Director of Finance, Convergent Capital Management
31                                                              Inc. (since 1997); prior thereto, Auditor, Price
                                                                Waterhouse LLP (1993-1997).

Timothy G. Solberg    Secretary           since 2001            Managing Director, CCM Advisors, LLC (since 2001);
49                                                              formerly Director of Marketing and Client Services,
                                                                Hewitt Investment Group, a Division of Hewitt
                                                                Associates LLC.

Susan M. Brown        Vice President      since 2001            Vice President, Administration, CCM Advisors, LLC
36                                                              (since 2001); Assistant Vice-President, AHA
                                                                Investment Funds, Inc. prior thereto, Office Manager,
                                                                Essex Woodlands Health Ventures (1992-2001).

* Officers serve a term of indefinite length until their respective successors are elected and qualified.



     Each of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust serve as a member of the Board of Trustees' Audit Committee and Governance Committee. Each of the Trustees, including those who are interested persons of the Trust, serve as members of the Valuation Committee. Messrs. Peabody and Doherty are members of the Executive Committee. The Audit Committee makes recommendations to the Board of Trustees regarding selection of auditors and confers with the auditors regarding the scope and results of the audit. The Governance Committee makes recommendations to the Board of Trustees regarding Board Committees and Committee assignments, the composition of the Board of Trustees, candidates for election as non-interested Trustees and compensation of non-interested Trustees, and oversees the process for evaluating the independence and effective functioning of the Board of Trustees. The Valuation Committee has oversight responsibility for determining and monitoring the Trust's assets. The Executive Committee acts on behalf of the entire Board of Trustees under circumstances when the Board of Trustees as whole will not be able to meet. Neither the Governance Committee nor the Board of Trustees will consider shareholder recommendations regarding candidates for election of Trustees; however, such recommendations may be made in the form of a shareholder proposal to be presented at any future meeting of shareholders of the Trust. During the fiscal year ended June 30, 2002, the Audit committee met one time.

     Trustees or officers who are interested persons do not receive any compensation from the Fund for their services to the Trust. The Trustees who are not interested persons of the Trust will receive $1000 per regular board meeting attended telephonically or in person and special meeting attended in person and $500 per special board meeting attended telephonically and each committee meeting not immediately preceding or following a board meeting. In addition, Trustees who are not interested persons of the Trust will be reimbursed for any out-of-pocket expenses incurred in connection with the affairs of the Trust.

     Trustees and officers of the Trust do not receive any benefits from the Trust upon retirement nor does the Trust accrue any expenses for pension or retirement benefits. Officers of the Trust and Trustees who are interested persons of the Trust are also employees of CCM Advisors. The following table summarizes the compensation for the fiscal year ended June 30, 2002 paid to the Trustees.

                                       14

                                                       Total Compensation from
                            Aggregate Compensation            Trust and
                                 from the Trust              Fund Complex
              Name                                       Paid to Trustees(1)

  Douglas D. Peabody                None(2)                    None(2)

  Frank Ehmann                     $3000(3)                     $8000

  Charles Doherty                  $2000(3)                     $2000

  John D. Oliverio                 $3000(3)                     $8000

  Edward Roob                      $3000(3)                     $3000


(1) The Trustees also serve on the Board of Trustees of CCMA Select Investment Trust and the Board of Directors of the AHA Investment Funds, Inc. Messrs. Doherty and Roob became directors of the AHA Investment Funds, Inc. as of September 10, 2002.

(2)  Non-compensated interested Trustee

(3) Because the CCMA Select Investment Trust was not operational, each non-interested Trustee of CCMA Select Investment Trust was compensated by CCM Advisors, LLC. Messrs. Ehmann, Oliverio and Roob were each paid $2,000. Mr. Doherty was paid $1,000. This amount is not included in the Total Compensation from Trust and Fund Complex Paid to Trustees.

     As of October 28, 2002, no trustees or officers beneficially owned shares of the Portfolios. As of December 31, 2001, no Trustee "beneficially" owned (within the meaning of that term as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934) any shares of the Portfolios.

     The Trust's Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

     CCM Advisors and the Investment Managers intend that: all of their activities function exclusively for the benefit of the owners or beneficiaries of the assets they manage; assets under management or knowledge as to current or prospective transactions in managed assets are not utilized for personal advantage or for the advantage of anyone other than the owners or beneficiaries of those assets; persons associated with the CCM Advisors, each Investment Manager and the Trust avoid situations involving actual or potential conflicts of interest with the owners or beneficiaries of managed assets; and situations appearing to involve actual or potential conflicts of interest or impairment of objectivity are avoided whenever doing so does not run counter to the interests of the owners or beneficiaries of the managed assets. The Board of Trustees of the Trust and CCM Advisors have adopted a Code of Ethics which imposes certain prohibitions, restrictions, preclearance requirements and reporting rules on the personal securities transactions of subscribers to the Code, who include the Trust's officers and Trustees and the employees of CCM Advisors. Each Investment Manager, other than Patterson & Associates, has adopted a similar Code of Ethics relating to its employees, and the Board of Trustees of the Trust has adopted each Investment Manager's Code of Ethics insofar as it relates to their respective employees' activities in connection with the Trust. The Board of Trustees believes that the provisions of its and CCM Advisors' Code of Ethics and each Investment Manager's Code of Ethics are reasonably designed to prevent conduct that violates these principles.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of October 28, 2002, the only persons known by the Trust to own of record or "beneficially" 5% or more of the outstanding interests of a Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were as follows:

                                       15

---------------------------------------- -------------------------------------- --------------------------------------
                Person                                 Portfolio                 Percentage of outstanding interests
                                                                                                held
---------------------------------------- -------------------------------------- --------------------------------------
AHA Limited Maturity Fixed Income Fund   Limited Maturity Fixed Income Master            Approximately 100%
                                                       Portfolio
---------------------------------------- -------------------------------------- --------------------------------------
  AHA Full Maturity Fixed Income Fund      Full Maturity Fixed Income Master             Approximately 100%
                                                       Portfolio
---------------------------------------- -------------------------------------- --------------------------------------
      AHA Diversified Equity Fund         Diversified Equity Master Portfolio            Approximately 100%
---------------------------------------- -------------------------------------- --------------------------------------
           AHA Balanced Fund                   Balanced Master Portfolio                 Approximately 100%
---------------------------------------- -------------------------------------- --------------------------------------


*CCM Advisors has made a contribution to each of the above listed Portfolios in the amount of $1000 in exchange for a proportionate interest in the Portfolio.

The address for each of the above Feeder Funds is 190 S. LaSalle Street, Suite 2800, Chicago, IL 60603.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     The following information supplements and should be read in conjunction with Item 6 in Part A. Registrant incorporates by reference information concerning investment advisory and other services provided to each Portfolio, other than the Money Market Portfolio, from the section of each Feeder Fund's
SAI:


----------------------------------------- ------------------------------------------------------
              Feeder Fund                                 Section(s) in SAI
----------------------------------------- ------------------------------------------------------
AHA Limited Maturity Fixed Income Fund                 "Investment Management"
  AHA Full Maturity Fixed Income Fund
      AHA Diversified Equity Fund                        "Other Information"
           AHA Balanced Fund
      AHA U.S. Growth Equity Fund
  AHA International Core Equity Fund
----------------------------------------- ------------------------------------------------------
                  CCMA Select                       "Investment Advisory Agreements"
        International Core Equity Fund
                                          "Securities Activities of the Investment Manager"

                                                      "Other Service Providers"
----------------------------------------- ------------------------------------------------------



Money Market Portfolio

     Investment Advisory Agreement Between the Trust and CCM Advisors. The duties and responsibilities of CCM Advisors are specified in the Investment Advisory Agreement on behalf of the Money Market Portfolio between the Trust and CCM Advisors. At a meeting held on October 2, 2001, called in part for approving the Investment Advisory Agreement, the Board of Trustees approved the Investment Advisory Agreement by the unanimous vote of all Trustees present and also by the unanimous vote of all non-interested Trustees. In evaluating

                                       16

the Investment Advisory Agreement, the Trustees reviewed materials furnished by CCM Advisors including information regarding CCM Advisors, and its personnel, operations and financial condition. The Trustees discussed with representatives of CCM Advisors the Money Market Portfolio's proposed operations and CCM Advisors' ability to provide advisory and other services to the Money Market Portfolio. The Trustees also reviewed, among other things:

o the proposed fees to be charged by CCM Advisors for the services it provides;

o    the Money Market Portfolio's projected total operating expenses;

o    the investment performance, fees and total expenses of investment companies
     with  a  similar  investment   objective  and  strategy  managed  by  other
     investment advisers; and

o the experience of the investment advisory and other personnel who would provide services to the Money Market Portfolio and the historical quality of the services provided by CCM Advisors to the AHA Investment Funds, Inc.

The Trustees considered the following as relevant to their recommendations: (1) the favorable history, reputation, qualification and background of CCM Advisors, as well as the qualifications of its personnel and its financial condition; (2) the magnitude of CCM Advisors' fees and the expense ratio of the Money Market Portfolio in relation to the nature and quality of services expected to be provided and the fees and expense ratios of comparable investment companies; and
(3) other factors that the Trustees deemed relevant.

The Investment Advisory Agreement is not assignable and may be terminated without penalty upon 60 days written notice at the option of the Money Market Portfolio or CCM Advisors, or by vote of a majority of the outstanding shares of the Money Market Portfolio. The Investment Advisory Agreement provides that it shall continue in effect for two years and can thereafter be continued from year to year so long as such continuance is specifically approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding voting shares of the Money Market Portfolio and (b) by a majority vote of the Trustees who are not parties to the Agreement, or interested persons of any such party, cast in person at a meeting held for that purpose.

     Subject to the supervision by the Board of Trustees, CCM Advisors is responsible for overseeing the day-to-day operations and business affairs of the Money Market Portfolio, including monitoring the performance of the Investment Manager. The Money Market Portfolio pays CCM Advisors an investment advisory fee of 0.10% of the Money Market Portfolio's average daily net assets. The fee is accrued daily and paid monthly. CCM Advisors has undertaken to waive its entire investment advisory fee payable by the Money Market Portfolio. This waiver may be reduced or terminated at any time at the option of CCM Advisors, subject to approval by the Board of Trustees.

     As described below, CCM Advisors has engaged Patterson & Associates as the Investment Manager for the Money Market Portfolio.

     CCM Advisors is responsible for payment of all expenses it may incur in performing the services described. These expenses include costs incurred in providing investment advisory services, compensating and furnishing office space for officers and employees of CCM Advisors, and the payment of any fees to interested Trustees of Trust. CCM Advisors provides all executive, administrative, clerical and other personnel necessary to operate the Money Market Portfolio and pays the salaries and other employment related costs of employing those persons. CCM Advisors furnishes the Money Market Portfolio with office space, facilities and equipment and pays the day-to-day expenses related to the operation and maintenance of such office space facilities and equipment. All other expenses incurred in the organization of the Money Market Portfolio, including legal and accounting expenses and costs of the initial registration of securities of the Money Market Portfolio under federal and state securities laws, are also paid by CCM Advisors.

     The Investment Advisory Agreement provides that the Money Market Portfolio is responsible for payment of all expenses it may incur in its operation and all of its general administrative expenses except those expressly assumed by CCM
Advisors as described in the preceding paragraph. These include (by way of description

                                       17

and not of limitation), any share redemption expenses, expenses of portfolio transactions, interestholder servicing costs, pricing costs (including the daily calculation of net asset value), interest on borrowings by the Money Market Portfolio, charges of the custodian and transfer agent, cost of auditing services, non-interested Trustees' fees, legal expenses, all taxes and fees, investment advisory fees, certain insurance premiums, cost of maintenance of corporate existence, investor services (including allocable personnel and telephone expenses), costs of printing and mailing updated prospectuses to interestholders, costs of preparing, printing, and mailing proxy statements and shareholder reports to interestholders, the cost of paying dividends, capital gains distribution, costs of Trustee and shareholder meetings, dues to trade organizations, and any extraordinary expenses, including litigation costs in legal actions involving the Money Market Portfolio, or costs related to indemnification of Board of Trustees, officers and employees of the Trust.

     The Investment Advisory Agreement also provides that CCM Advisors shall not be liable to the Money Market Portfolio or to any interestholder for any error of judgment or mistake of law or for any loss suffered by the Money Market Portfolio or by any interestholder in connection with matters to which the such Agreement relates, except for a breach of fiduciary duty or a loss resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of CCM Advisors in the performance of its duties thereunder.

     Investment Sub-advisory Agreement Between the Investment Manager and CCM Advisors. Pursuant to the separate sub-advisory agreement described below, CCM Advisors has engaged Patterson & Associates as the Investment Manager to provide day-to-day portfolio management for the Money Market Portfolio. The Investment Manager manages the investments of the Money Market Portfolio, determining which securities or other investments to buy and sell for the Money Market Portfolio and selecting the brokers and dealers to effect the transactions. In placing orders for securities transactions, the Investment Manager seeks to obtain a combination of the most favorable price and efficient execution available.

     For its services, CCM Advisors pays the Investment Manager an investment subadvisory fee equal to a percentage of the average daily net assets of the Money Market Portfolio at the annual rate of 0.08%. The fee is accrued daily and paid to the Investment Manager monthly out of the advisory fees that CCM Advisors receives from the Money Market Portfolio.

     At a meeting held on October 2, 2001, called in part for approving the investment sub-advisory agreement, the Board of Trustees approved the investment sub-advisory agreement by the unanimous vote of all Trustees present and also by the unanimous vote of all non-interested Trustees. In evaluating the Investment Manager, the Trustees reviewed materials furnished by CCM Advisors and the Investment Manager, including information regarding the Investment Manager, and its personnel, operations and financial condition. The Trustees discussed with representatives of the Investment Manager the Money Market Portfolio's proposed operations and the Investment Manager's ability to provide sub-advisory and other services to the Money Market Portfolio. The Trustees also reviewed, among other things:

o the proposed fees to be charged by the Investment Manager for the services it provides;

o    the Money Market Portfolio's projected total operating expenses;

o the investment performance of similar accounts managed by the Investment Manager; and

o the experience of the investment advisory and other personnel that will be providing services to the Money Market Portfolio.

The Trustees considered the following as relevant to their recommendations: (1) the favorable history, reputation, qualification and background of the Investment Manager, as well as the qualifications of its personnel and its financial condition; (2) the magnitude of the Investment Manager's fees and the expense ratio of the Money Market Portfolio in relation to the nature and quality of services expected to be provided and the fees and expense ratios of comparable investment companies; (3) the performance of accounts similar in nature to the Money Market Portfolio under the management of the Investment Manager; and (4) other factors that the Trustees deemed relevant.


                                       18

     The sub-advisory agreement is not assignable and may be terminated without penalty upon 60 days written notice at the option of CCM Advisors or the Investment Manager, or by the Board of Trustees of the Trust or by a vote of a majority of the outstanding shares of the Money Market Portfolio. The sub-advisory agreement provides that it shall continue in effect for two years and can thereafter be continued for the Money Market Portfolio from year to year so long as such continuance is specifically approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Money Market Portfolio and (b) by a majority vote of the Trustees who are not parties to the agreement, or interested persons of any such party, cast in person at a meeting held for that purpose.

     Securities Activities of the Investment Manager. Securities held by the Money Market Portfolio may also be held by separate accounts or mutual funds for which the Investment Manager acts as an investment adviser, some of which may be affiliated with the Investment Manager. Because of different investment objectives, cash flows or other factors, a particular security may be bought by the Investment Manager for one or more of its clients, when one or more other clients are selling the same security. Pursuant to procedures adopted by the Board of Trustees, the Investment Manager may cause the Money Market Portfolio to buy or sell a security from another mutual fund or another account. Any such transaction would be executed at a price determined in accordance with those procedures and without sales commissions. Transactions executed pursuant to such procedures are reviewed by the Board of Trustees quarterly.

     If purchases or sales of securities for the Money Market Portfolio or other clients of the Investment Manager arise for consideration at or about the same time, transactions in such securities will be allocated as to amount and price, insofar as feasible, for the Money Market Portfolio and other clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Manager during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price. It is the opinion of the Board of Trustees of the Trust, however, that the benefits available to the Money Market Portfolio outweigh any possible disadvantages that may arise from such concurrent transactions.

     On occasions when the Investment Manager (under the supervision of the Board of Trustees and CCM Advisors) deems the purchase or sale of a security to be in the best interests of the Money Market Portfolio as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be sold or purchased for the Money Market Portfolio with those to be sold or purchased for other accounts or companies to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Money Market Portfolio and to such other accounts or companies. In some cases this procedure may adversely affect the size of the position obtainable for the Money Market Portfolio.

     The Administrator. CCM Advisors serves as the Money Market Portfolio's administrator pursuant to an Administration Agreement with the Trust and in that capacity has overall responsibility, subject to the ongoing supervision of the Trust's Board of Trustees, for all aspects of the Money Market Portfolio's administration and operation. CCM Advisors has entered into a Sub-Administration Agreement with U.S. Bancorp Fund Services, LLC ("U.S. Bancorp") on behalf of the Money Market Portfolio. The agreement may be terminated at any time without the payment of any penalty by vote of the Board of Trustees.

     The Administration Agreement provides that CCM Advisors shall not be liable for any error of judgment or import of law, or for any loss suffered by the Trust in connection with the matters to which this agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of CCM Advisors in the performance of its obligations and duties under the agreement; and (ii) its reckless disregard of its obligations and duties under the agreement. The Money Market Portfolio pays administrative fees at the annual rate of 0.05% of the Money Market Portfolio's average daily net assets.

     The Custodian, Transfer Agent, and Fund Accountant. U.S. Bank, N.A. (the "Custodian"), 615 East Michigan Avenue, Milwaukee, Wisconsin, serves as custodian for the securities and cash assets of the Money Market Portfolio. Cash held by the Custodian, which may at times be substantial, is insured by the Federal Deposit Insurance Corporation up to the amount of insurance coverage limits (presently, $100,000). U.S. Bancorp Fund

                                       19

Services, LLC serves as transfer agent of the Money Market Portfolio's shares, dividend disbursing agent and provides certain accounting services to Money Market Portfolio.

     Independent Auditors. Ernst & Young LLP, 233 South Wacker, Chicago, Illinois, are the independent public accountants of the Money Market Portfolio. The independent accountants are responsible for auditing the financial statements of the Money Market Portfolio. The selection of the independent accountants is approved annually by the Trust's Board of Trustees.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     Registrants incorporates by reference information concerning the brokerage practices of each Portfolio, other than the Money Market Portfolio, from the section of each Feeder Fund's SAI entitled "Portfolio Transactions" and "Portfolio Turnover."

     Money Market Portfolio

     The Investment Manager places orders on behalf of the Money Market Portfolio for the purchase or sale of securities. Portfolio transactions for the Money Market Portfolio are placed with those securities dealers that the Investment Manager believes will provide the best value in transaction and research services for the Money Market Portfolio, either in a particular transaction or over a period of time.

     Purchases and sales of securities for the Money Market Portfolio will usually be principal transactions. Portfolio securities normally will be purchased or sold from or to dealers serving as market makers for the securities at a net price. Transactions of the Money Market Portfolio in the over-the-counter market are executed with primary market makers acting as principal, except where it is believed that better prices and execution may be obtained otherwise. The Money Market Portfolio will also purchase portfolio securities in underwritten offerings and will, on occasion, purchase securities directly from the issuer. Generally, taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing the Money Market Portfolio's portfolio securities transactions will consist primarily of dealer spreads and underwriting commissions. The Money Market Portfolio may effect purchases and sales through brokers who charge commissions, although the Money Market Portfolio does not anticipate that it will do so.

     The Money Market Portfolio may not always pay the lowest commission or spread available. Rather, in determining the amount of commissions, including certain dealer spreads, paid in connection with securities transactions, the Investment Manager takes into account factors such as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below) and any risk assumed by the executing broker. The Investment Manager may also take into account payments made by brokers effecting transactions for the Money Market Portfolio: (a) to Money Market Portfolio; or (b) to other persons on behalf of Money Market Portfolio for services provided to Money Market Portfolio for which it would be obligated to pay.

     In addition, the Investment Manager may give consideration to research services furnished by brokers to the Investment Manager for its use and may cause the Money Market Portfolio to pay these brokers a higher amount of commission than may be charged by other brokers. Such research and analysis is of the types described in Section 28(e) (3) of the Securities Exchange Act of 1934, as amended, and is designed to augment the Investment Manager's own internal research and investment strategy capabilities. Such research may be used by the Investment Manager in connection with services to clients other than the Money Market Portfolio, and not all services may be used by the Investment Manager in connection with the Money Market Portfolio. The Investment Manager's fees are not reduced by reason of the Investment Manager's receipt of the research services.

     Since short term instruments are excluded from the calculation of a portfolio turnover rate, no meaningful portfolio turnover rate can be estimated or calculated for the Money Market Portfolio. Turnover rates may vary greatly from year to year as well as within a particular year and may also be affected by cash requirements for redemptions of the Money Market Portfolio's shares and by requirements, the satisfaction of which enable the Money Market Portfolio to receive certain favorable tax treatment.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

                                       20

     Pursuant to the Trust's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in the Portfolios. Interestholders of the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Portfolio. Upon liquidation or dissolution of a Portfolio, interestholders will be entitled to share pro rata in the Portfolio's net assets available for distribution to its interestholders. Investments in a Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolios may not be transferred. No certificates will be issued.

     Each interestholder is entitled to vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Interestholders do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate shares of beneficial interest in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other interestholders of the Trust would not be able to elect any Trustee. The Trust will not be required to hold annual meetings of interestholders but the Trust may hold special meetings of interestholders when in the judgment of the Trust's Board of Trustees it is necessary or desirable to submit matters for an interestholder vote.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as the Trust, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Portfolio affected by such matter. Rule 18f-2 further provides that a Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Portfolio in the matter are identical or that the matter does not affect any interest of such Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

     The following information supplements and should be read in conjunction with Item 7 in Part A.

     Purchase of Interests. Shares of beneficial interest in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     Pricing of Securities. Net asset value per share is computed separately for each Portfolio, other than the U.S. Government Money Market Master Portfolio, once daily as of the close of regular session trading on the NYSE (usually 4:00 p.m., Eastern time). Net Asset value per share is computed for the U.S. Government Money Market Master Portfolio once daily as of 1:00 p.m., Eastern time. A Portfolio's net asset value per share may also be computed on other days when there is a sufficient degree of trading in the securities held by that Portfolio if a purchase or redemption request is received on that day. The net asset value per share will not be determined on holidays observed by the NYSE or that are bank holidays.

     Net asset value per share for each Portfolio is calculated by dividing the market value of all of the Portfolio's investments plus the value of its other assets (including dividends and interest accrued but not collected), less all liabilities (including accrued expenses, but excluding capital and surplus), by the number of shares of that Portfolio outstanding. Prices of shares of each Portfolio fluctuate daily based on changes in the values of securities held by that Portfolio. If market quotations are not readily available, a security will be valued at fair value as determined under procedures adopted by the Board of Trustees of the Trust. Debt securities held by the Portfolios with remaining maturities of 60 days or less, will be valued at amortized cost, absent unusual circumstances.

     All of the assets of the Money Market Portfolio are valued on the basis of amortized cost in an effort to maintain a constant net asset value of $1.00 per share. The Board of Trustees of the Money Market Portfolio has determined this to be in the best interests of the Money Market Portfolio and its interestholders. Under the

                                       21

amortized cost method of valuation, securities are valued at cost on the date of their acquisition, and thereafter as adjusted for amortization of premium or accretion of discount, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods in which value as determined by amortized cost is higher or lower than the price the Money Market Portfolio would receive if it sold the security. During such periods, the quoted yield to investors may differ somewhat from that obtained by a similar fund or portfolio which uses available market quotations to value all of its portfolio securities.

     The Board of Trustees has established procedures reasonably designed, taking into account current market conditions and the Money Market Portfolio's investment objectives, to stabilize the Money Market Portfolio's net asset value per share for purposes of sales and redemptions, at $1.00. These procedures include review by the Board of Trustees, at such intervals as it deems appropriate, to determine the extent, if any, to which the net asset value per share calculated by using available market quotations deviates from $1.00 per share. In the event such deviation should exceed one half of one percent, the Board of Trustees will promptly consider initiating corrective action. If the Board of Trustees believes that the extent of any deviation from a $1.00 amortized cost price per share may result in material dilution or other unfair results to new or existing interestholders, it will take such steps as it considers appropriate to eliminate or reduce these consequences to the extent reasonably practicable. Such steps may include, selling portfolio securities prior to maturity; shortening the average maturity of the portfolio; withholding or reducing dividends; redeeming shares in kind; or utilizing a net asset value per share determined from available market quotations. Even if these steps were taken, the Money Market Portfolio's net asset value might still decline.

     Computation of net asset value (and the purchase and redemption of shares) may be suspended or postponed during any period when (a) trading on the NYSE is restricted, as determined by the Commission, or the NYSE is closed for other than customary weekend and holiday closings, (b) the Commission has by order permitted such suspension, or (c) an emergency, as determined by the Commission, exists making disposal of portfolio securities or valuation of the net assets of Money Market Portfolio not reasonably practicable.

ITEM 19.  TAXATION OF THE TRUST.

     The Trust is organized as a business trust under Delaware law. Under the Trust's current classification for federal income tax purposes, the Portfolios are treated as partnerships for such purposes, and, therefore, the Portfolios are not subject to any federal income tax. However, each interestholder of a Portfolio is taxed on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's income and gains in determining its federal income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Trust's taxable year-end is the last day of June. Although the Portfolios are not subject to federal income tax, they file appropriate federal income tax returns.

     Each Portfolios' assets, income and distributions are managed in such a way that an entity electing and qualifying as a "regulated investment company" (a "RIC") under the Code can continue to so qualify by investing substantially all of its assets through the Portfolios, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolios (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

     A Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio's effective rate of foreign tax in advance, since the amount of the Portfolio's assets to be invested within various countries is not known. The Trust anticipates that an interestholder qualifying as a "RIC" and investing substantially all of its assets in a Portfolio such that more than 5% of its total assets consists of stock or securities in foreign corporations will be able to pass through to its interestholders a foreign tax credit or deduction if the shareholders itemize deductions for federal income tax purposes with respect to the foreign withholding taxes paid by the Portfolio, if any.



     Foreign exchange gains and losses realized by a Portfolio are generally treated as ordinary income and losses for federal income tax purposes. A Portfolio may invest in foreign entities that may be treated as "passive

                                       22

foreign investment companies" for U.S. federal income tax purposes. If a Portfolio does invest in passive foreign investment companies, its interestholders may be required to pay additional tax (and interest) in respect of distributions from, and gains attributable to the sale or other disposition of the stock of, such entities. If a Portfolio is eligible to make and makes either a "qualified electing fund" election or a "mark to market" election with respect to an investment in a passive foreign investment company, then the Portfolio may have taxable income from such investment regardless of whether or not the Portfolio receives any actual distributions of cash derived from such passive foreign investment company in any given year. In order to enable any interestholder that is a RIC to distribute its share of this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might have otherwise continued to hold, potentially resulting in additional taxable gain or loss to the Portfolio.

     A Portfolio's investment in certain securities purchased at a market discount will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any interestholder which is a RIC to distribute its share of this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

     A Portfolio's transactions in options, foreign currency forward contracts and futures contracts, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for the Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, foreign currency forward contracts, and futures contracts to the extent necessary to enable any interestholder which is a RIC to meet the requirements of Subchapter M of the Code.

     There are certain tax issues that will be relevant to only certain interestholders, specifically, interestholders which are segregated asset accounts and interestholders who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such interestholders are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

     The above discussion does not address the special tax rules applicable to certain classes of interestholders, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain interestholders. Interestholders should consult their own tax advisors with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

     Registrant incorporates by reference information concerning taxes for each Portfolio, other than the Money Market Portfolio, from the section of each Feeder Fund's SAI entitled "Taxes."

     Money Market Portfolio

     The Trust intends for the Money Market Portfolio to qualify as a regulated investment company under the Subchapter M of the Code. If the Money Market Portfolio qualifies as a regulated investment company and distributes substantially all of its net income and gains to its interestholders (which the Money Market Portfolio intends to do), then under the provisions of Subchapter M, the Money Market Portfolio should have little or no income taxable to it under the Code.

     The Money Market Portfolio must meet several requirements to maintain its status as a regulated investment company. These requirements include the following: (1) at least 90% of the Money Market Portfolio's gross income must be derived from dividends, interest, payments with respect to securities loans and gains from the sale or disposition of stocks, other securities, or foreign currencies; and (2) at the close of each quarter of the taxable year, (a) at least 50% of the value of the Money Market Portfolio's total assets must consist of cash, U.S. Government securities, securities of other regulated investment companies, and other securities (for this purpose

                                       23

such other securities will qualify only if the Money Market Portfolio's investment is limited in respect to any issuer to an amount not greater than 5% of the Money Market Portfolio's assets and 10% of the outstanding voting securities of such issuer), and (b) the Money Market Portfolio must not invest more than 25% of the value of its total assets in the securities of any one issuer (other than U.S. Government securities) or two or more issuers which the Money Market Portfolio controls and which are engaged in the same, similar or related trades or businesses.

     In order to maintain the qualification of the Money Market Portfolio as a regulated investment company, the Money Market Portfolio may, in its business judgment, restrict the Money Market Portfolio's ability to invest in certain financial instruments. For the same reason, the Money Market Portfolio may, in its business judgment, require the Money Market Portfolio to maintain or dispose of an investment in certain types of financial instruments before or after the time when it might otherwise be advantageous to do so.

     The Money Market Portfolio will be subject to a 4% non-deductible federal excise tax on certain amounts not distributed (and not treated as having been distributed) on a timely basis in accordance with annual minimum distribution requirement. The Money Market Portfolio intends under normal circumstances to avoid liability for such tax by satisfying such distribution requirements.

     Investment in debt obligations that are at risk or in default presents special tax issues for the Money Market Portfolio that may hold such obligations. Tax rules are not entirely clear about issues such as when the Money Market Portfolio may cease to accrue interest, original issue discount, or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the Money Market Portfolio in order to reduce the risk of distributing insufficient income to preserve its status as a regulated investment company and avoid becoming subject to federal income or excise tax.

     Distributions from the Money Market Portfolio's current or accumulated earnings and profits ("E&P"), as computed for federal income tax purposes, will be taxable as described in the Money Market Portfolio's prospectus whether taken in shares or in cash. Distributions, if any, in excess of E&P will constitute a return of capital, which will first reduce an investor's tax basis in the Money Market Portfolio's shares and thereafter (after such basis is reduced to zero) will generally give rise to capital gains. Interestholders electing to receive distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the amount of cash they would have received had they elected to receive the distributions in cash, divided by the number of shares received.

     Different tax treatment, including penalties on certain excess contributions and deferrals, certain pre-retirement and post-retirement distributions and certain prohibited transactions, is accorded to interestholder accounts maintained as qualified retirement plans. Interestholders should consult their tax advisers for more information.

ITEM 20. UNDERWRITERS.

         Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

     Limited Maturity Fixed Income Master Portfolio, Full Maturity Fixed Income Master Portfolio, Diversified Equity Master Portfolio and the Balanced Master Portfolio. Please refer to the audited Financial Statements (investments of June 30, 2002, statements of assets and liabilities of June 30, 2002, statement of operations and statements of changes in net assets for the period ended June 30, 2002, and notes thereto) and reports of independent auditors, which are contained in the SAIs of the respective Feeder Funds.


                                       24

     U.S.  Equity  Growth  Master  Portfolio,  International  Core Equity Master
Portfolio  and  the  U.S.  Government  Money  Market  Master  Portfolio.   These
Portfolios are not operational, and there are no financial statements.

     With respect to each Portfolio, other than the Money Market Portfolio, Registrant incorporates by reference the section entitled "Financial Statements" in each Feeder's Fund's SAI.

                                       25


                                    APPENDIX

         DESCRIPTION OF BOND RATINGS

     A rating of a rating service represents the service's opinion as to the credit quality of the security being rated. However, the ratings are general and are not absolute standards of quality or guarantees as to the creditworthiness of an issuer. Consequently, CCM Advisors and the Investment Managers believe that the quality of debt securities in which the Portfolios invest should be continuously reviewed and that individual analysts give different weightings to the various factors involved in credit analysis. A rating is not a recommendation to purchase, sell or hold a security, because it does not take into account market value or suitability for a particular investor. When a security has received a rating from more than one service, each rating should be evaluated independently. Ratings are based on current information furnished by the issuer or obtained by the ratings services from other sources which they consider reliable. Ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, or for other reasons.

     The following is a description of the characteristics of ratings used by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies ("S&P").

         Ratings by Moody's

Aaa--Bonds rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such bonds.

Aa--Bonds rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa bonds or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa bonds.

A--Bonds rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa--Bonds rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba--Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B--Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa--Bonds rated Caa are of poor standing. Such bonds may be in default or there may be present elements of danger with respect to principal or interest.

Ca--Bonds rated Ca represent obligations which are speculative in a high degree. Such bonds are often in default or have other marked shortcomings.

A-1

C--Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     Conditional Ratings. The designation "Con." followed by a rating indicated bonds for which the security depends upon the completion of some act or the fulfillment of some condition. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

     Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa 1, A 1, Baa 1, Ba 1, and B 1.

     Commercial Paper:

     Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

                           Prime-1  Highest Quality
                           Prime 2  Higher Quality
                           Prime-3  High Quality

     If an issuer represents to Moody's that its commercial paper obligations are supported by the credit of another entity or entities, Moody's, in assigning ratings to such issuers, evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments, or other entities, but only as one factor in the total rating assessment.

         S&P Ratings

AAA--Bonds rated AAA have the highest rating. The obligor's capacity to meet its financial commitment on the bond is extremely strong.

AA--Bonds rated AA differ from AAA bonds only in small degree. The obligor's capacity to meet its financial commitment on the bond is very strong.

A--Bonds rated A are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the bond is still strong.

BBB--Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the bond.

BB--B--CCC--CC and C--Bonds rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the lowest degree of speculation among such bonds and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

     In order to provide more detailed indications of credit quality, S&P's bond letter ratings described above (except for AAA category) may be modified by the addition of a plus or a minus sign to show relative standing within the rating category.

     Provisional   Ratings.   The  letter  "p"  indicates  that  the  rating  is
provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that

                                      A-2

payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, although addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon the failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

     Commercial Paper:

     A. Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2 and 3 to indicate the relative degree of safety.

     A-1. This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are designated A-1+.


                                      A-3

                               CCM ADVISORS FUNDS
                      PART C OF THE REGISTRATION STATEMENT

ITEM 23. EXHIBITS

          (a)(1) Certificate of Trust of the Registrant dated as of December 26, 2000 and filed with the State of Delaware on December 27, 2000.
               (a)

          (a)(2) Amended and Restated Certificate of Trust dated, and filed with the State of Delaware on, July 13, 2001. (b)

          (a)(3) Declaration of Trust dated December 26, 2000. (a)

          (a)(4) Amendment  No. 1 to  Declaration  of Trust dated July 13, 2001.
               (b)

          (b)  By-Laws of the Registrant dated as of December 26, 2000. (a)

          (c)  Portions  of  the   Declaration  of  Trust  and  By-Laws  of  the
               Registrant defining the rights of holders of interests in the Registrant. (c)

          (d)(1) Investment Advisory Agreement between Registrant and CCM Advisors, LLC.

          (d)(2) Form of Portfolio Management Agreement. (b) Separate Portfolio Management Agreements have been executed between CCM Advisors, LLC and the following investment subadvisers on behalf of the following series:

               (i) Patterson Capital Corporation, on behalf of the Limited Maturity Fixed Income Master Portfolio;

               (ii) Robert W. Baird & Co., on behalf of the Full Maturity  Fixed
                    Income Master Portfolio;

               (iii)Robert W.  Baird & Co.,  on behalf  of the  Balanced  Master
                    Portfolio;

               (iv) Western  Asset  Management  Company,  on  behalf of the Full
                    Maturity Fixed Income Master Portfolio;

               (v)  Cambiar   Advisors,   on  behalf  of  the  Balanced   Master
                    Portfolio;

               (vi) Cambiar Advisors, on behalf of the Diversified Equity Master
                    Portfolio;

               (vii)Freeman Associates  Investment  Management LLC, on behalf of the Balanced Master Portfolio; and

               (viii) Freeman Associates Investment Management LLC, on behalf of the Diversified Equity Master Portfolio.

               All agreements are substantially identical except for dates and rates of compensation.

          (e) Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

          (f)  None.

          (g)(1) Custody Agreement between Registrant and U.S. Bank, N.A.

          (g)(2) Amendment to Custody Agreement between Registrant and U.S. Bank, N.A. dated January 1, 2002.

          (g)(3) Form of Global Custody Agreement.

          (g)(4) Form of Special Foreign Custody Manager Delegation Agreement.

          (h)(1) Transfer Agent Servicing and Shareholder Services Agreement between Registrant and U.S. Bancorp Fund Services, LLC.

          (h)(2) Amendment to Transfer Agency and Shareholder Services Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002.

          (h)(3) Third Party Feeder Fund Agreement between Registrant and AHA Investment Funds, Inc.

          (h)(4) Fund Accounting Servicing Agreement between the Registrant and U.S. Bancorp Fund Services, LLC.

          (h)(5) Amendment to Fund Accounting Servicing Agreement between the Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002.

          (h)(6)  Administration   Agreement  between  the  Registrant  and  CCM
               Advisors, LLC.

          (h)(7) Third Party Feeder Fund Agreement between Registrant and CCMA Select Investment Trust.

          (i) Omitted pursuant to Paragraph (2)(b) of Instruction B of the General Instructions to Form N-1A.

          (j) Omitted pursuant to Paragraph (2)(b) of Instruction B of the General Instructions to Form N-1A.

          (k) Omitted pursuant to Paragraph (2)(b) of Instruction B of the General Instructions to Form N-1A.

          (l)  None.

          (m)  None.

          (n)  None.

          (p)(1) Code of Ethics of CCM Advisors, LLC and Registrant. (b)

          (p)(2) Code of Ethics of Cambiar Investors, Inc. (b)

          (p)(3) Code of Ethics of Freeman Associates Investment Management LLC.
                 (b)

          (p)(4) Code of Ethics of KCM Investment Advisors.

          (p)(5) Code of Ethics of Patterson Capital Corp. (b)

          (p)(6) Code of Ethics of Pyrford International PLC. (b)

          (p)(7) Code of Ethics of Robert W. Baird & Co. Incorporated. (b)

          (p)(8) Code of Ethics of Western Asset Management. (b)

                  ---------------------

          (a) Previously filed. Incorporated by reference to the exhibit of the same number filed with the Registrant's registration statement, Investment Company Act file 811-10241 (the "Registration Statement"), filed on March 20, 2001.

          (b) Previously filed. Incorporated by reference to the exhibit of the same number filed with the Registrant's registration statement, Investment Company Act file 811-10241 (the "Registration Statement"), filed on November 1, 2001.

          (c)  Reference is made to the  Certificate of Trust,  filed as Exhibit
               (a)(1) to the Registration Statement; Article V and Article IX of the Registrant's Declaration of Trust, filed as Exhibit (a)(2) to the Registration Statement; and Article I and Article V of the Registrant's By-Laws, filed as Exhibit (b) to the Registration Statement.


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         Not Applicable.

ITEM 25. INDEMNIFICATION

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of
Article VIII of the Registrant's Declaration of Trust (the "Declaration of Trust") (Exhibit (a)(2) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act. Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant's Declaration of Trust provides:

     "The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the investigation, defense or disposition of any action, suit or other proceeding, whether civil or criminal ("Proceedings"), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

          (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

          (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

          (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

               (i)  a  majority  of  a  quorum  of  Trustees   who  are  neither
                    Interested   Persons  of  the  Trust  nor   parties  to  the
                    Proceedings;  or

               (ii) an independent legal counsel in a written opinion."

Article VIII, Section 8.4 of the Registrant's Declaration of Trust further provides:

     "Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or any Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series."

As permitted by Article VIII, Section 8.7, the Trustees may maintain insurance for the protection of the Trust Property, its Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.


ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     The Information in the prospectus under the caption "Management" and in the statement of additional information under the caption "Investment Advisory and Other Services" is incorporated herein by reference.

     (a)  For  a  description  of  other  business,  profession,   vocation,  or
employment of a substantial nature in which any general partner, managing general partner, director or officer of CCM Advisors has engaged during the last two years for his account or in the capacity of director, officer, employee, partner, or trustee, see the information under the caption "Management of the Trust" in the statement of additional information.

     (b) Cambiar Investors, Inc. ("Cambiar") serves as an Investment Manager of the Balanced Master Portfolio and the Diversified Equity Master Portfolio.

------------------ -------------------------------------- --------------------------------------
                                                          Other Principal Businesses During
Name               Position(s) with Cambiar               the Last two Fiscal Years
------------------ -------------------------------------- --------------------------------------
Brian. M. Barish   President, Treasurer, Director of      President, Treasurer and Director,
                   Research, Portfolio Manager and        Chairman of the Oversight Board,
                   Director                               Cambiar (since Feb. 2000).
------------------ -------------------------------------- --------------------------------------
Christine M. Simon Vice President, Secretary Operations   Executive Vice President /
                                                          Administration, Secretary &
                                                          Oversight Board Member
------------------ -------------------------------------- --------------------------------------
Nancy H. Wigton    Senior Vice President and Director     Senior Vice President and Director
                   of Marketing                           of Marketing, Oversight Board
                                                          Member,  Cambiar.
------------------ -------------------------------------- --------------------------------------
Michael J. Gardner Vice President and Portfolio Manager   Vice President and Portfolio
                                                          Manager, Cambiar.
------------------ -------------------------------------- --------------------------------------
Maria L. Azari     Vice President and Portfolio Manager   Vice President and Portfolio
                                                          Manager, Cambiar.
------------------ -------------------------------------- --------------------------------------
Anna A. Aldrich    Vice President and Portfolio Manager   Vice President and Portfolio
                                                          Manager, Cambiar.
------------------ -------------------------------------- --------------------------------------

     (c)  Freeman Associates  Investment Management LLC ("Freeman") serves as an
          Investment   Manager  of  the  Balanced   Master   Portfolio  and  the
          Diversified Equity Master Portfolio.


----------------- -------------------------- -----------------------------------
                                             Other Principal Businesses During
Name              Position(s) with Freeman   the Last two Fiscal Years
----------------- -------------------------- -----------------------------------
John D. Freeman   President                   President, Freeman.
----------------- -------------------------- -----------------------------------
Jeffrey Norman    Executive Vice President   Executive Vice President (since
                                             1999), Freeman; prior thereto, Risk
                                             Manager, ZAIS, (1997-1999); Risk
                                             Manager, Trader, Mariner Investment
                                             Group.
----------------- -------------------------- -----------------------------------

     (d) KCM Investment Advisors serves as the Investment Manager of the U.S. Growth Equity Master Portfolio.


----------------------- ------------------------------- --------------------------------------
                                                        Other Principal Businesses During
                        Position(s) with KMC Investment the Last two Fiscal Years
Name                    Advisors
----------------------- ------------------------------- --------------------------------------
Jay Aubrey Kellett      Chief Executive Officer, Chief   CEO, KCM.
                        Investment Officer.
----------------------- ------------------------------- --------------------------------------
Richard N. Vanscoy      Managing Director, Director of   Managing Director, KCM.
                        Research
----------------------- ------------------------------- --------------------------------------
Craig A. Stephens       Principal and Portfolio Manager  Principal and Portfolio Manager,
                                                         KCM.
----------------------- ------------------------------- --------------------------------------
John A. Lundin          Principal and Portfolio Manager  Principal and Portfolio Manager,
                                                         KCM since May 2000. Prior to that,
                                                         Senior Vice President - Portfolio
                                                         Manager - Scudder Stevens and Clark
                                                         from 1981 to 2000.
----------------------- ------------------------------- --------------------------------------
Patricia Small Kellett  Principal and Portfolio Manager  Principal and Portfolio Manager,
                                                         KCM since July 2001; Board member,
                                                         Association of Investment
                                                         Management and Research; Advisory
                                                         Board, Merrill Lynch Diversified
                                                         Private Equity Program; Treasurer
                                                         of the Board of Regents of the
                                                         University of California from
                                                         1996-2000.
----------------------- ------------------------------- --------------------------------------
William Prince          Chief Operating Officer          Chief Operating Officer, KCM since
                                                         September 2000. Prior to that Mr.
                                                         Prince was Investment Manager -
                                                         Fisher Investments from Jan 2000 to
                                                         Aug 2000.
----------------------- ------------------------------- --------------------------------------

     (e) Patterson & Associates serves as the Investment Manager of the U.S. Government Money Market Master Portfolio.

-------------------- -------------------------------------- --------------------------------------
                                                            Other Principal Businesses During
Name                 Position(s) with Patterson &           the Last two Fiscal Years
                     Associates
-------------------- -------------------------------------- --------------------------------------
Linda T. Patterson   Director and President                 Director And President, Patterson &
                                                            Associates
-------------------- -------------------------------------- --------------------------------------
Deborah Cervantes    Director and Chief Financial Officer   Director and Chief Financial Officer
-------------------- -------------------------------------- --------------------------------------

     (f)  The  Patterson  Capital  Corporation   ("Patterson")   serves  as  the
          Investment Manager of the Limited Maturity Fixed Income Master Portfolio.

--------------------- -------------------------------------- --------------------------------------
                                                             Other Principal Businesses During
Name                  Position(s) with Patterson             the Last two Fiscal Years
--------------------- -------------------------------------- --------------------------------------
Joseph B. Patterson   President / Chief Investment           President / Chief Investment
                      Strategist                             Strategist, Patterson.
--------------------- -------------------------------------- --------------------------------------
Jean M. Clark         Senior Vice President / Portfolio      Senior Vice President / Portfolio
                      Manager                                Manager, Patterson.
--------------------- -------------------------------------- --------------------------------------
Paul V. Cheves        Vice President / Client Services       Vice President / Client Services,
                                                             Patterson.
--------------------- -------------------------------------- --------------------------------------
Helen Patricia Gates  Senior Vice President                  Senior Vice President, Patterson.
--------------------- -------------------------------------- --------------------------------------
Bernard G. Jarek      Controller                             Controller, Patterson.
--------------------- -------------------------------------- --------------------------------------
Gregory Welch         Assistant Vice-President / Research    Research Analyst / Trader, Patterson
                      Analyst and Trader
--------------------- -------------------------------------- --------------------------------------

     (g) Robert W. Baird & Co. Incorporated ("Baird") serves as an Investment Manager of the Full Maturity Fixed Income Master Portfolio.

------------------------- -------------------------------------- --------------------------------------
                                                                 Other Principal Businesses During
Name                      Position(s) with Baird                 the Last two Fiscal Years
------------------------- -------------------------------------- --------------------------------------
George W. Kasten          Chairman of the Board                  Chairman of the Board, Baird
------------------------- -------------------------------------- --------------------------------------
Paul Edward Purcell       President, CEO and Director            President, CEO and Director, Baird
------------------------- -------------------------------------- --------------------------------------
Glen Frederick Hackmann   General Counsel and Secretary          General Counsel and Secretary, Baird
------------------------- -------------------------------------- --------------------------------------
Martin Veidins            CROP                                   CROP, Baird
------------------------- -------------------------------------- --------------------------------------
Leonard Marion Rush       CFO                                    CFO, Baird
------------------------- -------------------------------------- --------------------------------------
Jeffrey Frank Freiburger  Deputy Compliance Officer              Deputy Compliance Officer, Baird
------------------------- -------------------------------------- --------------------------------------
Sharon Elizabeth Jensen   SROP                                   SROP, Baird
------------------------- -------------------------------------- --------------------------------------
Robert Joseph Berdan      Director                               Director, Baird
------------------------- -------------------------------------- --------------------------------------
Peter Wayne Bruce         Director                               Director, Baird
------------------------- -------------------------------------- --------------------------------------


     (h) Western Asset Management ("Western") serves as an Investment Manager of the Full Maturity Fixed Income Master Portfolio.

----------------------- -------------------------------------- --------------------------------------
                                                               Other Principal Businesses During
Name                    Position(s) with Western               the Last two Fiscal Years
----------------------- -------------------------------------- --------------------------------------
Bruce D. Alberts        Chief Financial Officer                Chief Financial Officer, Western
----------------------- -------------------------------------- --------------------------------------
Ilene S. Harker         Director, Compliance & Controls        Director, Compliance & Controls,
                                                               Western
----------------------- -------------------------------------- --------------------------------------
James W. Hirschmann     Director and Chief Executive Officer   Director and Chief Executive
                                                               Officer, Western
----------------------- -------------------------------------- --------------------------------------
S. Kenneth Leech        Director and Chief Investment Officer  Director and Chief Investment
                                                               Officer, Western
----------------------- -------------------------------------- --------------------------------------
W. Curtis Livingston    Director and Chairman                  Director and Chairman, Western
----------------------- -------------------------------------- --------------------------------------
James V. Nelson         Director, Research                     Director, Research, Western
----------------------- -------------------------------------- --------------------------------------
Jeffrey D. Van Schiack  Director, Research                     Director, Research, Western
----------------------- -------------------------------------- --------------------------------------
Stephen A. Walsh        Deputy Chief Investment Officer        Deputy Chief Investment Officer,
                                                               Western
----------------------- -------------------------------------- --------------------------------------

     (i) Pyrford International PLC ("Pyrford") serves as an Investment Manager of the International Core Equity Master Portfolio.


-------------------- -------------------------------------- --------------------------------------
                                                            Other Principal Businesses During
Name                 Position(s) with Pyrford               the Last two Fiscal Years
-------------------- -------------------------------------- --------------------------------------
Bruce L. Campbell    Director, Chief Investment Officer     Director, Pyrford International,
                     and Chief Executive Officer            PLC; Director, Pyrford Capital
                                                            Limited
-------------------- -------------------------------------- --------------------------------------
Anthony N. Cousins   Director, Portfolio Manager, United    Director, Pyrford International PLC
                     Kingdom and Europe
-------------------- -------------------------------------- --------------------------------------
Charu L. Fernando    Director, Portfolio Manager, Asia      Director, Pyrford International PLC
                     and Canada
-------------------- -------------------------------------- --------------------------------------
F.W. McCann          Director                               Director, Pyrford International PLC;
                                                            Trustee, The Winfield Foundation
-------------------- -------------------------------------- --------------------------------------
D.L. Olive           Director                               Director, Pyrford International PLC;
                                                            Director & Treasurer, Reading Golf
                                                            Club
-------------------- -------------------------------------- --------------------------------------
M. Choksi            Director                               Director, Pyrford International PLC;
                                                            Managing Director, Strategic
                                                            Investment Partners Inc.; Director,
                                                            Emerging Markets Country Series
                                                            Fund; Director, Emerging Markets
-------------------- -------------------------------------- --------------------------------------
B.P. Scanlon         Proposed Director*                     South Asia Fund
                                                            Proposed Director, Pyrford
                                                            International PLC; Director,
                                                            Brencorp Group P/L (Australia) and
                                                            various subsidiaries; Director,
                                                            Alady Holdings P/L (Australia) and
                                                            various subsidiaries
-------------------- -------------------------------------- --------------------------------------

*    Due to be appointed a Director upon Regulatory Registration in the UK


ITEM 27. PRINCIPAL UNDERWRITERS

N/A.



ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

         (1)      U.S. Bank, N.A.
                  615 East Michigan Avenue
                  Milwaukee, WI  53202
                  Rule 31a-1(a); Rule 31a-1(b)(1), (2), (3), (5), (6), (7), (8)

         (2)      CCM Advisors Funds
                  190 South LaSalle Street, Suite 2800 Chicago, Illinois 60603 Rule 31a-1(a); Rule 31a-1(b)(4), (9), (10), (11); Rule
                  31a-1(f); Rule 31a-2(a); Rule 31a-2(e)


ITEM 29. MANAGEMENT SERVICES

     All the management-related service contracts under which services are provided to the Registrant are discussed in Parts A and B of this Registration Statement.


ITEM 30. UNDERTAKINGS

         None



                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, CCM Advisors Funds, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and state of Illinois on the 1st day of November, 2002.

                                            CCM ADVISORS FUNDS



                                            By:  /s/ Douglas D. Peabody
                                                 ----------------------------
                                                 Douglas D. Peabody
                                                 President and Trustee

     Pursuant to the Investment Company Act of 1940, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                                Title                    Date
------                              ------                   ------

/s/ Charles V. Doherty              Trustee                 )
---------------------------
Charles V. Doherty                                          )
                                                            )
                                                            )
                                                            )
/s/ Frank A. Ehmann                 Trustee                 )
---------------------------
Frank A. Ehmann                                             )
                                                            )
                                                            )
                                                            )
/s/ Gregory Francoeur               Treasurer               ) November 1, 2002
---------------------------         (Chief Accounting       )
Gregory Francoeur                   Officer)                )
                                                            )
                                                            )
/s/ John D. Oliverio                Trustee                 )
---------------------------
John D. Oliverio                                            )
                                                            )
                                                            )
                                                            )
/s/ Douglas D. Peabody              Trustee & President     )
---------------------------         (Principal Executive    )
Douglas D. Peabody                   Officer)               )
                                                            )
                                                            )
/s/ Edward M. Roob
---------------------------         Trustee                 )
Edward M. Roob                                              )
                                                            )


                                  EXHIBIT INDEX

(d)(1) Investment Advisory Agreement between Registrant and CCM Advisors, LLC.

(g)(1) Custody Agreement between Registrant and U.S. Bank, N.A.

(g)(2) Amendment to Custody Agreement between Registrant and U.S. Bank, N.A. dated January 1, 2002.

(g)(3) Form of Global Custody Agreement.

(g)(4) Form of Special Foreign Custody Manager Delegation Agreement.

(h)(1) Transfer Agent Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC.

(h)(2) Amendment to Transfer Agency and Shareholder Services Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002.

(h)(3) Third Party Feeder Fund Agreement between Registrant and AHA Investment Funds, Inc.

(h)(4) Fund Accounting Servicing Agreement between the Registrant and U.S. Bancorp Fund Services LLC.

(h)(5) Amendment to Fund Accounting Servicing Agreement between the Registrant and U.S. Bancorp Fund Services LLC dated January 1, 2002.

(h)(6) Administration Agreement between Registrant and CCM Advisors, LLC.

(h)(7) Third Party Feeder Fund Agreement between Registrant and CCMA Select Investment Trust.

(p)(4) Code of Ethics of KCM Investment Advisors.